Exhibit 10.51

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made this 15th day of December, 2011, between ARE-SD REGION NO. 33, LLC, a Delaware limited liability company (“Landlord”), and OPTIMER PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

Building:                                                                    4755 Nexus Centre Drive, San Diego, California 92121

Premises:                                                                The Building containing 45,255 rentable square feet, as determined by Landlord, as shown on Exhibit A.

Project:                                                                            The real property on which the Building in which the Premises are located, together with all improvements thereon and appurtenances thereto as described on Exhibit B.

Base Rent:                                                            $2.85 per rentable square foot of the Premises per month, subject to adjustment as provided in Section 4(a) and 4(b) below.

Rentable Area of Premises:  45,255 sq. ft.

Rentable Area of Project:  45,255 sq. ft.

Tenant’s Share of Operating Expenses:  100%

Security Deposit:  $128,976.75

Target Commencement Date:  August 1, 2012; provided, however, that the Target Commencement Date shall be extended 1 day for each day after (i) December 9, 2011, that this Lease is not mutually executed and delivered by the parties, and (ii) December 15, 2011, until the Space Plan (as defined in the Work Letter) has been finalized.

Rent Adjustment Percentage:  3%

Base Term:                   Beginning on the Commencement Date and ending 120 months from the first day of the first full month after the Commencement Date.

Permitted Use:            Research and development laboratory, related office and other related uses consistent with the character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment:	Landlord’s Notice Address:
Alexandria Real Estate Equities, Inc.	385 E. Colorado Boulevard, Suite 299
DEPT LA 23447	Pasadena, CA 91101
Pasadena, CA 91185-3447	Attention: Corporate Secretary

Tenant’s Notice Address:
4755 Nexus Centre Drive
San Diego, California 92121
Attention: Lease Administrator

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

☒ EXHIBIT A - PREMISES DESCRIPTION	☒ EXHIBIT B - DESCRIPTION OF PROJECT
☒ EXHIBIT C – WORK LETTER	☒ EXHIBIT D - COMMENCEMENT DATE
☒ EXHIBIT E - RULES AND REGULATIONS	☒ EXHIBIT F – TENANT’S PERSONAL PROPERTY
☒ EXHIBIT G – STORAGE LOCATION	☒ EXHIBIT H – ADJACENT LAND
☒ EXHIBIT I – RENDERING

1.             Lease of Premises.  Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord.  The portions of the Project which are for the non-exclusive use of tenants of the Project are collectively referred to herein as the “Common Areas.”  Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use, Tenant’s access to the Premises or Tenant’s parking rights, other than on a temporary basis.

2.             Delivery; Acceptance of Premises; Commencement Date.  Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with the Tenant Improvements Substantially Completed (“Delivery” or “Deliver”).  Delivery shall not be deemed to have occurred unless (i) the Base Building Improvements (as described in Exhibit C) (other than the landscaping (not including grading or earthmoving activity) and south patio site concrete work which may completed after the Commencement Date) have been substantially completed and the Tenant Improvements have been Substantially Completed and (ii) subject to the other provisions of this Lease, the number of parking spaces which Tenant is entitled to use under this Lease are available for use by Tenant.  If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein.

If Landlord fails to Deliver the Premises by August 31, 2012 (as such date may be extended for Tenant Delays and/or Force Majeure and for each day after (i) December 9, 2011, that this Lease has not been fully executed and delivered by both parties and (ii) December 15, 2011, until the Space Plan has been finalized, the “Outside Date”), Landlord shall reimburse Tenant for the Holdover Premium actually required to be paid by Tenant pursuant to Tenant’s existing lease agreements for its current space (collectively, “Tenant’s Existing Lease”).  As used herein, the “Holdover Premium” shall mean the amount of $59,450.00 per month, which is the penalty amount required to be paid by Tenant over and above the amount of rent that is otherwise payable by Tenant each month during the last year of the term under Tenant’s Existing Lease in order for Tenant to hold over in their current space.  Landlord shall, however, only be responsible for the portion of the Holdover Premium due during the period between the Outside Date and the date that Landlord Delivers the Premises to Tenant; provided, however, that if Landlord fails to Deliver the Premises to Tenant on or before the Outside Date, the Commencement Date shall be extended for 1 full month (the “1 Month Extension”) and Landlord shall be responsible for 1 full month of Holdover Premium regardless of whether Landlord Delivers the Premises to Tenant prior to the expiration of such 1 month period.  Tenant represents and warrants to Landlord that the Holdover Premium shall be due and payable by Tenant under Tenant’s Existing Lease if Tenant holds over.  If Tenant agrees to any amendments or modifications to Tenant’s Existing Lease which in any way increases or results in an increase in the Holdover Premium, Tenant shall be solely responsible for paying the increased portion of such Holdover Premium.  Payment of the Holdover Penalty for any fractional calendar month shall be prorated.

If Landlord does not Deliver the Premises within 120 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Tenant by written notice to the Landlord, and if so terminated:  (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease.  As used herein, the terms “Tenant Improvements,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter.  If Tenant does not elect to void this Lease within 5 business days of the lapse of such 120 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the earlier of:  (i) the date Landlord Delivers the Premises to Tenant; and (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; provided, however that the Commencement Date shall not occur prior to July 1, 2012 and, if applicable, the Commencement Date may be extended by the 1 Month Extension if Landlord fails to Deliver the Premises by the Outside Date.  Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Tenant’s or Landlord’s rights hereunder.  The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and any Extension Terms which Tenant may elect pursuant to Section 40 hereof.

Except as set forth in this Lease and the Work Letter:  (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligations for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken, subject to the provisions of the Work Letter.  Any occupancy of the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses.

Tenant agrees and acknowledges that, except as expressly set forth in this Lease, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project, and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use.  This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein.  Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3.             Rent.

(a)           Base Rent.  The first month’s Base Rent and the Security Deposit shall be due and payable on delivery of an executed copy of this Lease to Landlord.  Except for the Abated Base Rent (as defined below) Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing.  Payments of Base Rent for any fractional calendar month shall be prorated.  The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay Base Rent for months 2 through 5 after the Commencement Date.  The Base Rent which is abated during months 2 through 5 after the Commencement Date shall be referred to herein as “Abated Base Rent.”

(b)           Additional Rent.  In addition to Base Rent, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”):  (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), except for Abated Operating Expenses (as defined in Section 5) and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

4.             Base Rent Adjustments.

(a)           Annual Adjustments.  Base Rent shall be increased on each annual anniversary of the first day of the first full month during the Term of this Lease (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date.  Base Rent, as so adjusted, shall thereafter be due as provided herein.  Base Rent adjustments for any fractional calendar month shall be prorated.

(b)           Additional Tenants Improvements Allowance.  In addition to the TI Allowance (as defined in the Work Letter), Landlord shall, subject to the terms of the Work Letter, make available to Tenant an additional tenant improvement allowance (“Additional Tenant Improvements Allowance”) for the construction of the Tenant Improvements of up to $20.00 per rentable square foot of the Premises.  Commencing on the Commencement Date and thereafter on the first day of each month of the Base Term, Tenant shall pay to Landlord the amount necessary to fully amortize the portion of the Additional Tenant Improvements Allowance actually funded by Landlord, if any, in equal monthly payments with interest at a rate of 9% per annum over the Base Term (“TI Rent”).  The Additional Tenant Improvements Allowance shall only be available for use by Tenant as part of the construction of the Tenant Improvements in accordance with the terms of the Work Letter, and Tenant shall have no right thereafter to use any undisbursed portion thereof.

5.             Operating Expense Payments.  Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year.  Commencing on the Commencement Date and continuing on the first day of each month thereafter, except for Abated Operating Expenses, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate.  Payments for any fractional calendar month shall be prorated.

Notwithstanding anything to the contrary contained herein, Tenant shall not be required to pay Operating Expenses (other than Utilities and janitorial services for the Premises) for months 2 through 5 after the Commencement Date. The Operating Expenses which are abated during months 2 through 5 after the Commencement Date shall be referred to herein as “Abated Operating Expenses.”

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Project (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the lesser of 10 years and the useful life of such capital items, and the costs of Landlord’s third party property manager not to exceed an amount equal to 3.0% of Base Rent or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent), excluding only:

(a)           the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original design, construction or renovation;

(b)           capital expenditures for expansion of the Project;

(c)           interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured, and all payments of base rent (but not taxes or operating expenses) under any ground lease or other underlying lease of all or any portion of the Project;

(d)           depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e)           advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project, free rent and construction allowances for tenants;

(f)            legal and other expenses incurred in the negotiation or enforcement of leases;

(g)           completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h)           costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

(i)            salaries, wages, benefits and other compensation paid to officers and employees of Landlord above the level of assistant vice president or to any lower level officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project (with the costs to be prorated if such officers and employees are assigned to the Project only in part);

(j)            general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k)           costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l)            costs (including attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m)          penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord«‘s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n)           overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o)           costs of Landlord’s charitable or political contributions, or of fine art (and insurance related thereto) maintained at the Project;

(p)           costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q)           costs incurred in the sale or refinancing of the Project;

(r)            net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein;

(s)           any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project;

(t)            any costs incurred to remove, study, test, remediate or otherwise related to the presence of Hazardous Materials in or about the Building or the Project, which Hazardous Materials Tenant proves (i) existed prior to the Commencement Date, (ii) originated from any separately demised tenant space within the Project other than the Premises or (iii) were not brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Project by Tenant or any Tenant Party (as herein defined); and

(u)           costs of repairs and other work occasioned by fire, windstorm, or other casualty for which Landlord is reimbursed by insurance or for which Landlord would have been reimbursed by insurance if Landlord failed to maintain the insurance which Landlord is required to maintain under this Lease.

Following the first year of the Term of this Lease, during the Base Term, that part of Operating Expenses which is comprised of Controllable Operating Expenses (as defined below) may be increased by no more than 5% over the amount of the Controllable Operating Expenses for the previous year during the Base Term. Such limitation of 5% per year on increases shall be cumulative year to year, so that if in any year the increase in cumulative Controllable Operating Expenses is more or less than 5%, then the difference between 5% and the actual percentage increase in that year may be carried forward to any future year, and may be applied in such future year to increase the actual percentage increase (even if more than 5% for such year) subject to the limitation that Controllable Operating Expenses shall not have increased by more than 5% compounded annually.  “Controllable Operating Expenses” shall mean those Operating Expenses for which increases are reasonably within the control of Landlord, and shall specifically not include, without limitation, Taxes, assessments, refuse and or trash removal, insurance, collectively bargained union wages, electricity and other utilities, and any payments required under any applicable conditions, covenants and restrictions or any owners’ association of which the Project is a part.  There shall be no limitation on the amount of increase from year to year on Operating Expenses which are not Controllable Operating Expenses.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail:  (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year.  If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant.  If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor.  If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”).  If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent regionally recognized public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”).  The results of any such Independent Review shall be binding on Landlord and Tenant.  If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement, except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.  If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement.  If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review.  Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated.  Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

The square footages for the Premises and the Project listed on page 1 of this Lease shall conclusively be deemed to be correct and shall not be subject to further re-measurement except as provided for in this paragraph.  If Landlord elects, in its sole and absolute discretion and without any obligation to do so, to construct any common area amenity (e.g. bistro, fitness center) on the existing land parcel constituting the Project (i.e. the 2.02 acre parcel on which the Building is currently located), for use by tenants at any other buildings, Tenant shall only be responsible for Tenant’s pro rata share (based on the rentable square footage of the Building compared to the rentable square footage of the other buildings utilizing such common area amenity) of the Operating Expenses in connection with such common area amenity if Tenant elects to use such common area amenity; otherwise Landlord shall equitably adjust Tenant’s Share of the Operating Costs as result of the such common area amenity.  If Landlord elects, in its sole and absolute discretion and without any obligation to do so, to make available for use by Tenant any common area amenity in any other buildings outside of the existing land parcel constituting the Project (i.e. the 2.02 acre parcel on which the Building is currently located), Tenant shall only be required to pay Tenant’s pro rata share (based on the rentable square footage of the Building compared to the rentable square footage of the applicable other buildings utilizing such common area amenity) if Tenant elects to use any such common area amenity.  The provisions of the preceding sentence shall cease to apply if Tenant leases any other space at the Project in which case Tenant shall be required to pay Tenant’s pro rata share of Operating Expenses with respect to each common area amenity.  If Landlord elects, in its sole and absolute discretion and without any obligation to do so, to add additional land or building(s) to the Project (and/or demolish any building(s)) and Landlord includes within the Operating Expenses charged to the Project any costs related such other land or buildings, Tenant’s Share of such costs shall be equitably adjusted so that Tenant pays Tenant’s pro rata share (based on the rentable square footage of the Building compared to the rentable square footage of the applicable other buildings) of such costs.  Subject to the provisions of this paragraph, “Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter.  Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.  Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6.             Security Deposit.  Tenant shall deposit with Landlord, upon delivery of an executed copy of this Lease to Landlord, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”):  (i) in form and substance satisfactory to Landlord in its commercially reasonable discretion, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by Silicon Valley Bank or another FDIC-insured financial institution satisfactory to Landlord, in its commercially reasonable discretion, and (v) redeemable by presentation of a sight draft in the state of Landlord’s choice.  If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit.  The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages under California Civil Code Section 1951.2, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law.  Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below.  Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease.  Tenant hereby waives the provisions of any law, now or hereafter in force, including, without limitation, California Civil Code Section 1950.7, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant.  Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings.  Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount.  If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

Notwithstanding anything to the contrary contained herein, the parties hereto agree that Tenant may in lieu of the Letter of Credit in the amount of $128,976.75 deposit the sum of $128,976.75 in cash (“Initial Deposit”) with Landlord as the Security Deposit under this Lease concurrent with Tenant’s delivery to Landlord of an original of this Lease executed by Tenant; provided, however, that Tenant shall replace the cash Security Deposit with a Letter of Credit in the amount of $128,976.75 on or before the date that is 30 days after the full execution and delivery of this Lease.  Promptly after the delivery to Landlord of the approved and effective Letter of Credit in the amount of $128,976.75, Landlord shall return the Initial Deposit to Tenant.

If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein.  Upon such transfer to, and assumption by, such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee.  The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default.  Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

7.             Use.  The Premises shall be used solely for the Permitted Use set forth in the basic lease provisions on page 1 of this Lease, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”).  Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement.  Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits.  Tenant shall not permit any part of the Premises to be used as a “place of public accommodation”, as defined in the ADA or any similar legal requirement.  Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises.  Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose.  Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project.  Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common Areas of the Project or in the Project elevators without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Following Substantial Completion of Landlord’s Work in accordance with the Work Letter, Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises.  Notwithstanding any other provision herein to the contrary, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements compliance with which is Tenant’s responsibility under this Lease, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all Claims arising out of or in connection with any failure of the Premises to comply with any such Legal Requirement.

8.             Holding Over.  If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease.  If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages.  No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises.  Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

9.             Taxes.  Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes”), imposed by any federal, state, regional, municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes:  (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by any Governmental Authority, or (v) imposed as a license or other fee, charge, tax, or assessment on Landlord’s business or occupation of leasing space in the Project.  Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes.  For the avoidance of any doubt, except as provided in the paragraph immediately following this paragraph with respect to new buildings for use by other tenants being constructed on the land parcel on which the Building is located,  Taxes shall include and Tenant shall be solely responsible for paying the Taxes during the Term on the Building and the land parcel on which the Building is located. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder.  If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.  Tenant shall pay, prior to delinquency, any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant.  If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes.  Landlord’s reasonable determination of any excess assessed valuation shall be binding and conclusive, absent manifest error.  The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

Notwithstanding the foregoing, if, following the Commencement Date, Landlord constructs new buildings at the Project solely for lease by tenants, Tenant shall not be required to pay any increase to the Taxes otherwise required to be paid by Tenant which are solely and directly attributable to such new buildings unless Tenant leases any space in any such new buildings.  For the avoidance of any doubt, any Taxes attributable to the construction by Landlord of any new building(s) which include amenities (e.g. conference center, bistro and fitness center) which are available to Tenant and other tenants at the Project shall be included as part of Taxes if Tenant elects to use any of the same but Tenant shall only be responsible for its pro rata share (based on the rentable square footage of the Premises as compared to the rentable square footage of Project) of such Taxes.

10.           Parking.  Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below), spaces impacted by the Emergency Generator (as defined in Section 44(q) below) and the exercise by Landlord of its rights hereunder, Tenant shall have the right, in common with other tenants of the Project to use 119 parking spaces in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations, of which no less than 70 of such 119 spaces shall be located on the 2.02 acre parcel constituting the Project.  Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Landlord may require Tenant, at any time and from time to time, use up to 49 of the parking space rights granted to Tenant under this Lease in locations to be designated by Landlord within the 3 parcels of land (and/or in a parking structure(s) on such land) identified as 4757 Nexus Centre Drive, Vacant Land and 4767 Nexus Centre Drive on Exhibit H. Tenant further acknowledges and agrees that Landlord and any owner(s) of the other parcels shall have the right, at any time and from time to time, to construct and/or demolish any buildings on such land as Landlord and/or such other owners shall determine in their sole and absolute discretion.

11.           Utilities, Services.  Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), refuse and trash collection and janitorial services (collectively, “Utilities”).  Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon.  Landlord may cause any Utilities to be separately metered or charged directly to Tenant by the provider.  To the extent that such separate metering is performed as part of the Tenant Improvements, such separate metering shall be paid for out of the TI Fund.  If such separate metering is performed following the Substantial Completion of the Tenant Improvements, such separate metering shall be paid for by Landlord.  Tenant shall pay directly to the Utility provider, prior to delinquency, any separately metered Utilities and services which may be furnished to Tenant or the Premises during the Term.  Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord.  No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent.  Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.  Tenant shall be responsible for obtaining and paying for its own janitorial services for the Premises.

Notwithstanding anything to the contrary set forth herein, if (i) a stoppage of an Essential Service (as defined below) to the Premises shall occur and such stoppage is due solely to the negligent acts or omissions of Landlord and not due in any part to any act or omission on the part of Tenant or any Tenant Party or any matter beyond Landlord’s reasonable control (any such stoppage of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption continues for more than 3 consecutive business days after Landlord shall have received written notice thereof from Tenant, and (iii) as a result of such Service Interruption, the conduct of Tenant’s normal operations in the Premises are materially and adversely affected, then, there shall be an abatement of one day’s Base Rent for each day during which such Service Interruption continues after such 3 business day period; provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Base Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises.  The rights granted to Tenant under this paragraph shall be Tenant’s sole and exclusive remedy resulting from a failure of Landlord to provide services, and Landlord shall not otherwise be liable for any loss or damage suffered or sustained by Tenant resulting from any failure or cessation of services.  For purposes hereof, the term “Essential Services” shall mean the following services:  access to the Premises, HVAC service, water, sewer and electricity, but in each case only to the extent that Landlord has an obligation to provide same to Tenant under this Lease.  The provisions of this paragraph shall only apply as long as Optimer Pharmaceuticals, Inc. (or its successor or assign pursuant to a Permitted Assignment (as defined in Section 22(b)), is the tenant occupying the Premises under this Lease and shall not apply to any other assignee or sublessee.

12.           Alterations and Tenant’s Property.  Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant following Substantial Completion of Landlord’s Work in accordance with the Work Letter, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other then by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems and shall not be otherwise unreasonably withheld, conditioned or delayed.  Tenant may construct nonstructural Alterations in the Premises without Landlord’s prior approval if the aggregate cost of all such work in any 12 month period does not exceed $50,000 (a “Notice-Only Alteration”), provided Tenant notifies Landlord in writing of such intended Notice-Only Alteration, and such notice shall be accompanied by plans, specifications, work contracts and such other information concerning the nature and cost of the Notice-Only Alteration as may be reasonably requested by Landlord, which notice and accompanying materials shall be delivered to Landlord not less than 15 business days in advance of any proposed construction.  If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s commercially reasonable discretion.  Any request for approval shall be in writing, delivered not less than 10 business days in advance of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials.  Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements.  Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations.  Tenant shall pay to Landlord, as Additional Rent, on demand an amount equal to Landlord’s reasonable out-of-pocket costs incurred in connection with plan review, coordination, scheduling and supervision.  Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law.  Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

For any Alteration with a projected cost in excess of $100,000, Tenant shall, but only if requested to do so by Landlord, furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction.  Upon completion of any Alterations, Tenant shall deliver to Landlord:  (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined), all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term unless replacement is required in which case Tenant shall provide Landlord with prior written thereof and replace the same with a comparable Installation, and shall remain upon and be surrendered with the Premises as a part thereof.  Notwithstanding the foregoing, Landlord shall upon Tenant’s written request, at the time its approval of any such Installation is requested, or at the time it receives notice of a Notice Only Alteration, notify Tenant whether Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence.  Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes.  During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.  If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

For purposes of this Lease, (x) “Removable Installations” means any items listed on Exhibit F attached hereto and any items agreed by Landlord in writing to be included on Exhibit F in the future, (y) “Tenant’s Property” means Removable Installations and, other than Installations, any personal property or equipment of Tenant that may be removed without material damage to the Premises, and (z) “Installations” means all property of any kind paid for with the TI Fund, all Alterations, all fixtures, and all partitions, hardware (excluding computer hardware), built-in machinery, built-in casework and cabinets and other similar additions, equipment, property and improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch.

13.           Landlord’s Repairs.  Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project, including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded.  Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense.  Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency, or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed.  Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency, make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements.  Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall make a commercially reasonable effort to effect such repair.  Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance.  Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein.  Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14.           Tenant’s Repairs.  Subject to Section 13 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls.  Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term.  Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure.  If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant.  Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15.           Mechanic’s Liens.  Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after Tenant’s receipt of notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant.  Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent.  If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises.  In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16.           Indemnification.  Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder, unless caused solely by the willful misconduct or gross negligence of Landlord and/or Landlord’s Parties.  Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises).  Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records).  Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

17.           Insurance.  Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost.  Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project.  Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project.  All such insurance shall be included as part of the Operating Expenses.  The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations).  Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term:  all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $6,000,000 per occurrence for bodily injury and property damage with respect to the Premises which coverage amount may be satisfied through a combination of primary and umbrella policies.  The commercial general liability insurance policy and umbrella policies shall name Alexandria Real Estate Equities, Inc., and Landlord, its officers, directors, employees, managers, agents, invitees and contractors (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A- and financial category rating of at least Class VII in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 10 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance.  Tenant’s policy may be a “blanket policy”.  Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to:  (i) any lender of Landlord holding a security interest in the Project or any portion thereof, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, and/or (iii) any management company retained by Landlord to manage the Project.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against.  Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage.  The failure of a party to insure its property shall not void this waiver.  Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever.  If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project.

18.           Restoration.  If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period”).  If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction.  Unless Landlord so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances”); provided, however, that if, despite Landlord’s diligent efforts, repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of:  (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant, if any, prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord.  Notwithstanding the foregoing, Landlord may terminate this Lease if the Premises are damaged during the last 1 year of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage, or if insurance proceeds are not available for such restoration.  Rent shall be abated from the date all required Hazardous Material Clearances, if any, are obtained so that Landlord has unrestricted access to the Premises (or if no such Hazardous Materials Clearances are required to be obtained Rent shall be abated from the date of the casualty) until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space during the period of repair that is suitable, in Tenant’s reasonable opinion, for the temporary conduct of Tenant’s business.  Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19.           Condemnation.  If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment, either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date.  If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances.  Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award.  Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant.  Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20.           Events of Default.  Each of the following events shall be a default (“Default”) by Tenant under this Lease:

(a)           Payment Defaults.  Tenant shall fail to pay any installment of Rent or any other payment hereunder when due;  provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 3 business days of any such notice not more than once in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law.

(b)           Insurance.  Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 5 days before the expiration of the current coverage.

(c)           Abandonment.  Tenant shall abandon the Premises.

(d)           Improper Transfer.  Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e)           Liens.  Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after Tenant receives notice that any such lien is filed against the Premises.

(f)            Insolvency Events.  Tenant or any guarantor or surety of Tenant’s obligations hereunder shall:  (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g)           Estoppel Certificate or Subordination Agreement.  Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 days after a second notice requesting such document.

(h)           Other Defaults.  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall:  (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that, upon request from Landlord from time to time, Tenant shall provide Landlord with any information reasonably requested by Landlord regarding the prosecution of the cure in question including, without limitation, status reports detailing actions being undertaken by Tenant.

21.           Landlord’s Remedies.

(a)           Payment By Landlord; Interest.  Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act.  All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as Additional Rent.  Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b)           Late Payment Rent.  Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain.  Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises.  Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum equal to 6% of the overdue Rent as a late charge.  Notwithstanding the foregoing, before assessing a late charge the first time in any calendar year, Landlord shall provide Tenant written notice of the delinquency and will waive the right if Tenant pays such delinquency within 5 days thereafter.  The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

(c)           Remedies.  Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

(i)            Terminate this Lease, or at Landlord’s option, Tenant’s right to possession only, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor;

(ii)           Upon any termination of this Lease, whether pursuant to the foregoing Section 21(c)(i) or otherwise, Landlord may recover from Tenant the following:

(A)          The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(B)           The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(C)           The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(D)          Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including, but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(E)           At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term “rent” as used in this Section 21 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others.  As used in Sections 21(c)(ii)(A) and (B), above, the “worth at the time of award” shall be computed by allowing interest at the Default Rate.  As used in Section 21(c)(ii)(C) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

(iii)          Landlord may continue this Lease in effect after Tenant’s Default and recover rent as it becomes due (Landlord and Tenant hereby agreeing that Tenant has the right to sublet or assign hereunder, subject only to reasonable limitations).  Accordingly, if Landlord does not elect to terminate this Lease following a Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

(iv)          Whether or not Landlord elects to terminate this Lease following a Default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements.  Upon Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

(v)           Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d) hereof, at Tenant’s expense.

(d)           Effect of Exercise.  Exercise by Landlord of any remedies hereunder or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, it being understood that such surrender and/or termination can be effected only by the express written agreement of Landlord and Tenant.  Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same and shall not be deemed a waiver of Landlord’s right to enforce one or more of its rights in connection with any subsequent default.  A receipt by Landlord of Rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.  To the greatest extent permitted by law, Tenant waives the service of notice of Landlord’s intention to re-enter, re-take or otherwise obtain possession of the Premises as provided in any statute, or to institute legal proceedings to that end, and also waives all right of redemption in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge.  Any reletting of the Premises or any portion thereof shall be on such terms and conditions as Landlord in its sole discretion may determine.  Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting or otherwise to mitigate any damages arising by reason of Tenant’s Default.

22.           Assignment and Subletting.

(a)           General Prohibition.  Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect.  If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 50% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22.

(b)           Permitted Transfers.  If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises, then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date”), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 10 business days after receipt of the Assignment Notice:  (i) grant such consent, (ii) refuse such consent, in its reasonable discretion; or (iii) with respect to a proposed sublease for the remainder of the Term or an assignment other than a Permitted Assignment, terminate this Lease with respect to the space described in the Assignment Notice as of the Assignment Date (an “Assignment Termination”).  Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances:  (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, (iii) attract protestors to the Building or the Project, or (iv) lessen the attractiveness of the Building or the Project to any tenants or prospective tenants, purchasers or lenders; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project and Landlord at that time has space available for lease which is comparable to that being offered by Tenant; (10) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project and Landlord at that time has space available for lease which is comparable to that being offered by Tenant; or (11) the assignment or sublease is prohibited by Landlord’s lender.  If Landlord delivers notice of its election to exercise an Assignment Termination, Tenant shall have the right to withdraw such Assignment Notice by written notice to Landlord of such election within 5 business days after Landlord’s notice electing to exercise the Assignment Termination.  If Tenant withdraws such Assignment Notice, this Lease shall continue in full force and effect.  If Tenant does not withdraw such Assignment Notice, this Lease, and the term and estate herein granted, shall terminate as of the Assignment Date with respect to the space described in such Assignment Notice.  No failure of Landlord to exercise any such option to terminate this Lease, or to deliver a timely notice in response to the Assignment Notice, shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer.  Tenant shall pay to Landlord a fee equal to One Thousand Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents.  Notwithstanding anything to the contrary set forth in this Lease, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Tenant shall deliver to Landlord, prior to the effective date of any Control Permitted Assignment, a fully executed copy of any such sublease or assignment along with an insurance certificate from the sublessee or assignee, as applicable, satisfying all of the insurance requirements of the Tenant under this Lease.  In addition, Tenant shall have the right to assign this Lease, upon 30 days prior written notice to Landlord (unless Tenant is prohibited from providing such notice by confidentiality or Legal Requirements in which case Tenant shall notify Landlord promptly thereafter) but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the Commencement Date, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”).  Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c)           Additional Conditions.  As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i)            that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however, in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii)           A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation:  permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks.  Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

(d)           No Release of Tenant, Sharing of Excess Rents.  Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease.  If the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the rental payable under this Lease, (excluding however, any Rent payable under this Section) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant; provided that no Excess Rent shall be payable to Landlord in connection with any Permitted Assignment.  If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e)           No Waiver.  The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease.  The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f)            Prior Conduct of Proposed Transferee.  Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

23.           Estoppel Certificate.  Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon.  Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.  Tenant’s failure to deliver such statement within 5 business days of the second request therefor shall, at the option of Landlord, constitute a Default under this Lease, and, in any event, shall be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24.           Quiet Enjoyment.  So long as Tenant is not in Default under this Lease, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25.           Prorations.  All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26.           Rules and Regulations.  Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project.  The current rules and regulations are attached hereto as Exhibit E.  If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control.  Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27.           Subordination.  This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage.  Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder.  Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof.  Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder.  The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust.

28.           Surrender.  Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted.  At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”).  Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant.  In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request.  On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations.  Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $2,500.  Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant.  If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key.  Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property.  All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29.           Waiver of Jury Trial.  TO THE EXTENT PERMITTED BY LAW, TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30.           Environmental Requirements.

(a)           Prohibition/Compliance/Indemnity.  Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated  in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party.  If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination.  This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or ground water above, on, or under the Premises.  Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project.

(b)           Business.  Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use.  Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements.  As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”).  Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list to the extent that any change to the Tenant’s Hazardous Materials inventory at the Premises requires an update to Tenant’s Hazardous Materials Business Plan pursuant to the Legal Requirements of the City and/or County of San Diego.  Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority:  permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months).  Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.  It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c)           Tenant Representation and Warranty.  Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority).  If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d)           Testing.  Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises or the Project has occurred as a result of Tenant’s use.  Tenant shall be required to pay the cost of such annual test of the Premises only if contamination is identified and/or if Tenant is found to have violated Environmental Requirements.  In addition, at any time, and from time to time but not more often than twice annually, prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Project to determine if contamination has occurred as a result of Tenant’s use of the Premises.  In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party.  If contamination has occurred for which Tenant is liable under this Section 30, Tenant shall pay all costs to conduct such tests.  If no such contamination is found, Landlord shall pay the costs of such tests (which shall not constitute an Operating Expense).  Landlord shall provide Tenant with a copy of all third party, non-confidential reports and tests of the Premises made by or on behalf of Landlord during the Term without representation or warranty and subject to a confidentiality agreement.  Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions identified by such testing in accordance with all Environmental Requirements.  Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(e)           Control Areas.  Tenant shall have dedicated and exclusive use of all control areas within the Building permitted by Legal Requirements solely for Tenant’s use, in the locations identified in the approved Space Plan, for chemical use or storage.

(f)            Underground Tanks.  If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

(g)           Tenant’s Obligations.  Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease.  During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s reasonable discretion, which Rent shall be prorated daily.

(h)           Definitions.  As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following:  the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder.  As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).  As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31.           Tenant’s Remedies/Limitation of Liability.  Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary).  Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises.  Upon the transfer by such owner of its interest in the Premises and assumption of Landlord’s obligations thereafter arising under this Lease by the new owner, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

32.           Inspection and Access.  Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose.  Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose.  Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale.  Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use of the Common Areas, or use or occupancy of the Premises for the Permitted Use.  At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.  Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33.           Security.  Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises.  Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.  Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project.  Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34.           Force Majeure.  Landlord shall not be responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, sinkholes or subsidence, strikes, lockouts, or other labor disputes, embargoes, quarantines, unusual weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).

35.           Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield.  Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.  Landlord shall pay Cushman & Wakefield a commission in connection with this Lease pursuant to the terms of a separate agreement between Landlord and Cushman & Wakefield.

36.           Limitation on Landlord’s Liability.  NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY:  (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO:  TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS.  UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37.           Severability.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby.  It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38.           Signs; Exterior Appearance.  Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion:  (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises.  Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Tenant, and shall be of a size, color and type approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.  Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.  The directory tablet shall be provided exclusively for the display of the name and location of tenants.

Tenant shall, at Tenant’s sole cost and expense, have the exclusive right to install and place Tenant’s name on (i) a building monument sign located at the Project (“Monument Sign”), and (ii) a Building top location reasonably approved by Landlord (the “Building Sign”).  The Monument Sign and Building Sign are collectively referred to as “Tenant’s Signs”.  Tenant acknowledges and agrees that Tenant’s Signs including, without limitation, the size, color and type, shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed and shall be consistent with Landlord’s signage program at the Project and applicable Legal Requirements.  Tenant shall be responsible, at Tenant’s sole cost and expense, for the installation and maintenance of Tenant’s Signs, for the removal of Tenant’s signage on the Monument Sign and the Building Sign at the expiration or earlier termination of this Lease and for the repair all damage resulting from such removal.

39.           Right to Expand at the Project.  Tenant shall also have the right to expand the Premises at the Project upon the following terms and conditions:

(a)           Right of Refusal.  Upon the terms and conditions set forth in this Section 39, during the Base Term, Tenant shall have a one time right of refusal (the “Expansion Right”) exercisable the first time that Landlord intends to accept a written proposal from a third party (the “Pending Deal”) to elect to lease Available Second Generation Space.  As used herein, “Available Second Generation Space” shall mean the first space in excess of 10,000 rentable square feet in each multi-tenant building, if any, constructed by Landlord or an entity controlled by Alexandria Real Estate Equities, Inc. (“Landlord’s Affiliate”) on the land depicted on Exhibit H after the date of this Lease becoming available for lease which space was previously leased by Landlord to a third party in such new building; provided, however, in no event shall the Expansion Right apply to any building on the parcel designated as 4767 Nexus Centre Drive on Exhibit H.  If Available Second Generation Space becomes available for lease or will become available for lease to a third party (other than the tenant then leasing such space (whether or not such tenant has the right to renew) and/or any other party to whom Landlord grants a right to lease such Available Second Generation Space) and Landlord intends to accept a Pending Deal with respect to such Available Second Generation Space, Landlord shall deliver to Tenant written notice (the “Pending Deal Notice”) of the existence of such Pending Deal.  Tenant shall be entitled to exercise its right under this Section 39 only with respect to the entire Available Second Generation Space described in such Pending

Deal Notice.  Within 5 business days after Tenant’s receipt of the Pending Deal Notice, Tenant shall deliver to Landlord written notice (the “Space Acceptance Notice”) if Tenant elects to lease the Available Second Generation Space.  If Tenant elects to lease the Available Second Generation Space described in the Pending Deal Notice by delivering the Space Acceptance Notice within the required 5 business day period, Tenant shall be deemed to agree to lease the Available Second Generation Space on the same general terms and conditions as this Lease except that the terms of the Lease shall be modified to reflect the terms of the Pending Deal Notice for the rental of the Available Second Generation Space.  Tenant acknowledges that the term of the Lease with respect to the Available Second Generation Space and the term of the Lease with respect to the original Premises may not be co-terminous.  Notwithstanding anything to the contrary contained herein, in no event shall the TI Allowance, the Work Letter or the Termination Right apply to the Available Second Generation Space.  Notwithstanding anything to the contrary contained herein, this Section 39 shall terminate and have no further force and effect if either the Project and/or any building containing the Available Second Generation Space is owned by a party other than Landlord and/or a Landlord’s Affliate.

Notwithstanding anything to the contrary contained herein, Tenant acknowledges and agrees that Landlord shall have no obligation to construct any multi-tenant building(s) at the Project unless Landlord elects to do so in its sole and absolute discretion nor shall Landlord have any obligation to increase the acreage of Project by adding any additional land unless Landlord elects to do so in its sole and absolute discretion, and the same may result in Tenant never having any opportunity to expand the Premises as contemplated by this Section 39.

(b)           Amended Lease.  If: (i) Tenant fails to deliver the Space Acceptance Notice within the required 5 business day period, or (ii) after the expiration of a period of 10 business days from the date that Landlord delivers to Tenant a lease amendment or lease agreement for the leasing of the Space Acceptance Notice, no lease amendment or lease agreement for the Available Second Generation Space, on terms and conditions acceptable to each party in the exercise of its sole and absolute discretion after negotiating in good faith, has been mutually executed and delivered by the parties, Tenant shall be deemed to have forever waived its rights under this Section 39 with respect to the building identified in the Pending Deal Notice.

(c)           Rights Personal.  The Expansion Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d)           Exceptions.  Notwithstanding anything set forth above to the contrary, the Expansion Right shall not be in effect and Tenant may not exercise the Expansion Right:

(i)            during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)           if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Expansion Right, whether or not the Defaults are cured.

(e)           No Extensions.  The period of time within which the Expansion Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Expansion Right.

(f)            Termination.  The Expansion Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Expansion Right, if, after such exercise, but prior to the commencement date of the term of the lease for the Available Second Generation Space, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Expansion Right to the date of the commencement of the term of the lease for the Available Second Generation Space, whether or not such Defaults are cured.

40.           Right to Extend Term.  Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a)           Extension Rights.  Tenant shall have 2 consecutive rights (each, an “Extension Right”) to extend the term of this Lease for 5 years each (each, an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise each Extension Right at least 12 months prior to the expiration of the Base Term of the Lease or the expiration of any prior Extension Term.

Upon the commencement of any Extension Term, Base Rent shall be payable at the Market Rate (as defined below).  Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of such Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined.  As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, or the first Extension Term, if applicable, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 40(b).  Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 40(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b)           Arbitration.

(i)            Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”).  If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term.  If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations.  If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator.  If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term.  The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator.  If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

(ii)           The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable.  The decision of the single Arbitrator shall be final and binding upon the parties.  The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties.  Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties.  If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made.  After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant.  Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii)          An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and:  (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater UTC and Torrey Pines area, or (B) a licensed commercial real estate broker with not less than 15 years experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater UTC and Torrey Pines area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c)           Rights Personal.  Extension Rights are personal to Tenant and are not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d)           Exceptions.  Notwithstanding anything set forth above to the contrary, Extension Rights shall not be in effect and Tenant may not exercise any of the Extension Rights:

(i)            during any period of time that Tenant is in Default under any provision of this Lease; or

(ii)           if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise an Extension Right, whether or not the Defaults are cured.

(e)           No Extensions.  The period of time within which any Extension Rights may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Rights.

(f)            Termination.  The Extension Rights shall terminate and be of no further force or effect even after Tenant’s due and timely exercise of an Extension Right, if, after such exercise, but prior to the commencement date of an Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of an Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

41.           Early Termination Right.  Tenant shall have the right, subject to the provisions of this Section 41, to terminate this Lease (“Termination Right”) with respect to the entire Premises only as of expiration of the 84th month after the Commencement Date (“Early Termination Date”), so long as Tenant delivers to Landlord (i) a written notice (“Termination Notice”), of its election to exercise its Termination Right no less than 6 months in advance of the Early Termination Date, and (ii) concurrent with Tenant’s delivery to Landlord of the Termination Notice delivers, an early termination payment equal to (1) the unamortized amount of the TI Allowance provided to Tenant, (2) all of the unamortized leasing commissions paid by Landlord in connection with this Lease, (3) an amount equal to the unamortized amount of the Abated Base Rent and Abated Operating Expenses provided to Tenant under this Lease, and (4) an amount equal to 6 months of Base Rent payable as of the Early Termination Date (collectively, the “Early Termination Payment”).  Upon written request from Tenant delivered no earlier than 12 months prior to the Early Termination Date, Landlord shall, within 30 days of such request, provide Tenant with a written notice setting forth the calculations of the amounts due under the preceding sentence (“Landlord’s Early Termination Fee Notice”).  If Tenant timely and properly exercises the Termination Right, Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Early Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Early Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease.  Provided Landlord has delivered Landlord’s Early Termination Fee Notice within the time required, in the event that Tenant does not deliver to Landlord the Termination Notice and the Early Termination Payment within the time period provided in this paragraph, Tenant shall be deemed to have waived its Termination Right and the provisions of this Section 41 shall have no further force or effect.

42.           Roof Equipment.  Subject to the provisions of this Lease, Tenant may, at its sole cost,  install, maintain, and from time to time replace mechanical equipment and a satellite dish (weighing up to 50 pounds and having a diameter or height of up to 20 inches (or if Tenant desires a larger satellite dish the same shall be subject to Landlord’s prior written consent which shall not be unreasonably withheld, conditioned or delayed)) and related ancillary cabling on the roof of the Building (collectively, “Roof Equipment”), at no additional rental expense to Tenant (other than reimbursing Landlord for any costs incurred by Landlord in connection with the exercise by Tenant of any rights granted to Tenant under this Section 42) and Tenant shall have the right to access the roof only with a representative of Landlord present for the purposes set forth in this Section 42; provided, however, that (i) Tenant shall obtain Landlord’s prior written approval of the proposed location of the Roof Equipment and method for fastening the same to the roof, (ii) Tenant shall, at its sole cost, comply with reasonable requirements imposed by Landlord and all Legal Requirements and the conditions of any bond or warranty maintained by Landlord on the roof, (iii) Tenant shall be responsible for paying for any structural upgrades that may be required by Landlord in connection with the Roof Equipment, and (iv) Tenant shall remove, at its expense, at the expiration or earlier termination of this Lease, any Roof Equipment which Landlord requires to be removed. Landlord shall have the right supervise any roof penetration.  Tenant shall repair any damage to the Building caused by Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment.  The Roof Equipment shall remain the property of Tenant.  Tenant shall remove the Roof Equipment at its cost upon expiration or termination of the Lease or sooner, at the request of Landlord, if any of the same unreasonably interferes, as reasonably determined by Landlord, with the operation of any other tenant’s use of the Project and Tenant cannot reasonably cure such interference.  Landlord shall give Tenant written notice and 10 days to cure such interference before requiring Tenant to remove any Roof Equipment; provided, however, that if such interference causes Landlord to be in default under any other lease, Landlord may shorten the cure period as necessary to avoid being in default under such other lease.  Tenant shall install, use, maintain and repair the Roof Equipment, and use the access areas, so as not to damage or interfere with the operation of the Building or with the occupancy or activities of any other tenant of the Building.  Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including  attorneys’ fees, incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, replacement, use or removal of the Roof Equipment.  Tenant’s right to use the roof as contemplated in this Section 42 is not exclusive and Tenant may not install any Roof Equipment on the roof which is not directly and solely related to Tenant’s operations at the Premises.

Except for the express rights granted to Tenant under this Section 42, Landlord retains all rights to utilize the remainder of the rooftop for any purpose in Landlord’s sole and absolute discretion, so long as Landlord’s use of the remainder of the rooftop does not interfere with Tenant’s use of the Roof Equipment and/or Building Systems.

43.           LEED Certification.  Tenant agrees to cooperate with Landlord and to comply with measures implemented by Landlord with respect to the Building and/or the Project in connection with Landlord’s efforts to obtain a Leadership in Energy and Environmental Design (LEED) certificate for the base, shell and core of the Building as part of the Base Building Improvements (as defined in the Work Letter); provided, however, that Landlord shall have no obligation to seek such LEED certification.  Any measures implemented in accordance with the foregoing will be at minimal or no cost to Tenant, will be performed so as to minimize interference with Tenant’s use and enjoyment of the Premises, and will not require Tenant to make any substantial changes to its business operations for the Permitted Use in the Premises nor materially increase the cost of such business operations.  Tenant shall have the right, at Tenant’s sole cost and expense or utilizing the TI Allowance, to pursue a LEED certification of the Tenant Improvements, and Landlord will cooperate, at minimal or no cost to Landlord, with Tenant’s efforts to pursue such certification.

44.           Miscellaneous.

(a)           Notices.  All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above.  Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b)           Joint and Several Liability.  If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c)           Financial Information.  Tenant shall furnish Landlord  with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 90 days of the end of each of Tenant’s fiscal years during the Term, and (ii) Tenant’s most recent unaudited quarterly financial statements within 45 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term.  Notwithstanding the foregoing, so long as Tenant is a publicly traded company, the requirements of this Section 44(c) shall not apply.

(d)           Recordation.  Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public land record.  Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.  The foregoing is not intended to prohibit Tenant from filing this Lease to the extent that Tenant is required to do so pursuant to applicable SEC requirements; provided, however that Tenant shall seek confidential treatment from the SEC with respect to certain information contained in this Lease, as requested by Landlord at the time of Landlord’s execution of this Lease.  Landlord agrees to promptly review any items requested by Tenant and cooperate with Tenant so that Tenant may timely comply with its SEC filing obligations.

(e)           Interpretation.  The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.  Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.  The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f)            Not Binding Until Executed.  The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

(g)           Limitations on Interest.  It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease.  If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h)           Choice of Law.  Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i)            Time.  Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j)            OFAC.  Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k)           Incorporation by Reference.  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof.  If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l)            Entire Agreement.  This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m)          No Accord and Satisfaction.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction.  Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(n)           Hazardous Activities.  Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses.  In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

(o)           Redevelopment of Project.  Tenant acknowledges that Landlord, in its sole discretion, may now and/or in the future time expand, renovate and/or reconfigure the Project as the same may exist from time to time and, in connection therewith or in addition thereto, as the case may be, from time to time without limitation:  (a) change the shape, size, location, number and/or extent of any improvements, buildings, structures, lobbies, hallways, entrances, exits, parking and/or parking areas relative to any portion of the Project; (b) modify, eliminate and/or add any buildings, improvements, and parking structure(s) either above or below grade, to the Project, the Common Areas and/or any other portion of the Project and/or make any other changes thereto affecting the same; and (c) make any other changes, additions and/or deletions in any way affecting the Project and/or any portion thereof as Landlord may elect from time to time, including without limitation, additions to and/or deletions from the land comprising the Project, the Common Areas and/or any other portion of the Project.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall have no right to seek damages (including abatement of Rent) or to cancel or terminate this Lease because of any proposed changes, expansion, renovation or reconfiguration of the Project nor shall Tenant have the right to restrict, inhibit or prohibit any such changes, expansion, renovation or reconfiguration; provided, however, Landlord shall not change the size, dimensions, location or Tenant’s Permitted Use of the Premises.

(p)           Discontinued Use.  If, at any time following the Commencement Date, Tenant does not continuously operate its business in the Premises for a period of 6 consecutive months, Landlord may, but is not obligated to, elect to terminate this Lease upon 30 days’ written notice to Tenant, whereupon this Lease shall terminate 30 days’ after Landlord’s delivery of such written notice (“Termination Date”), and Tenant shall vacate the Premises and deliver possession thereof to Landlord in the condition required by the terms of this Lease on or before the Termination Date and Tenant shall have no further obligations under this Lease except for those accruing prior to the Termination Date and those which, pursuant to the terms of this Lease, survive the expiration or early termination of this Lease.

(q)           Emergency Generator.  Subject to Tenant complying with all of the provisions of this Lease including, without limitation, Section 12 hereof, and all applicable Legal Requirements and Landlord’s rules and regulations, Tenant shall have the right, using funds from the TI Allowance, to install an emergency generator (the “Emergency Generator”) in the location shown on Exhibit G (“Generator Area”).  All such improvements to the Generator Area shall be of a design and type and with screening acceptable to Landlord, in Landlord’s reasonable discretion.  Landlord shall have the right, in its sole and absolute discretion, to require Tenant to remove any such Emergency Generator installed by Tenant and restore the Generator Area to its original use and condition, free of any debris and trash and free of any Hazardous Materials, upon the expiration or earlier termination of the Term.  If Landlord requires Tenant to remove such Emergency Generator and restore the Generator Area to its original use and condition as provided for in the preceding sentence, Tenant shall be entitled to keep the Emergency Generator or sell the Emergency Generator and retain the proceeds from the sale of such Emergency Generator. Tenant’s parking spaces (i.e., the 119 parking spaces) provided for in this Lease shall be reduced by the number of parking spaces impacted by the Emergency Generator and Tenant shall not be entitled to any additional parking rights in the Project.  Landlord shall have no obligation to make any repairs or improvements to the Emergency Generator or the Generator Area and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the Term as though the same were part of the Premises.

(r)            Materials Storage Shed.  Subject to Tenant complying with all of the provisions of this Lease including, without limitation, Section 12 hereof, and all applicable Legal Requirements and Landlord’s rules and regulations, Tenant shall have the right to use and improve, with funds from the TI Allowance, the Hazardous Materials storage area depicted on Exhibit G (the “Storage Area”), in connection with Tenant’s occupancy of the Building, at no additional Base Rent for the use of such facilities.  All such improvements to the Storage Area shall be of a design and type and with screening acceptable to Landlord, in Landlord’s sole and absolute discretion.  Landlord shall have the right, in its sole and absolute discretion, to require Tenant to remove any such improvements installed by Tenant in the Storage Area and restore all such areas to their original use and condition upon the expiration or earlier termination of the Term.  Tenant’s parking spaces provided for in this Lease shall be reduced by the number of parking spaces impacted by the Storage Area and Tenant shall not be entitled to any additional parking rights in the Project.  Landlord shall have no obligation to make any repairs or improvements to the Storage Areas and Tenant shall maintain the same, at Tenant’s sole cost and expense, in good repair and condition during the Term as though the same were part of the Premises.  At the expiration or earlier termination of the Term, Tenant shall, at Tenant’s sole cost and expense, remove all of Tenant’s personal property from the Storage Area and deliver the Storage Area to Landlord free of any debris and trash and free of any Hazardous Materials.

[ Signatures on next page ]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

OPTIMER PHARMACEUTICALS, INC.,
a Delaware corporation

By:	/s/ John Prunty
Its:	CFO

LANDLORD:

ARE-SD REGION NO. 33, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
as Managing Member

	By:	ARE-QRS CORP.,
a Maryland corporation,
as General Partner

		By:	/s/ Eric S. Johnson
		Its:	Eric S. Johnson
Vice President
Real Estate Legal Affairs

EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

1

Conceptual Premises – Second Floor*

OPTION 3
CENTER
ENTRY
2ND FLOOR
HEADCOUNT
SUMMARY
CONFERENCE
SUMMARY
OPTIMER

2

Conceptual Premises – Basement*

OPTION 3
CENTER
ENTRY
BASEMENT
HEADCOUNT
SUMMARY
Executive Offices:
Total Headcount:
CONFERENCE
SUMMARY
Medium Conf.
OPTIMER

3

EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, AND IS DESCRIBED AS FOLLOWS:

PARCEL A:

LOTS 6 OF LA JOLLA COMMONS IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 14466, FILED IN THE OFFICE OF THE COUNTY RECORDER ON OCTOBER 7, 2002, AND CERTIFICATE OF CORRECTION RECORDED OCTOBER 7, 2009 AS DOCUMENT NO. 2009-0558783 OF OFFICIAL RECORDS, IN SAID RECORDER’S OFFICE.

PARCEL B:

A NONEXCLUSIVE EASEMENT FOR DRAINAGE OVER THAT PORTION OF LOT 5 OF LA JOLLA COMMONS IN THE CITY OF SAN DIEGO, COUNTY OF SAN DIEGO, STATE OF CALIFORNIA, ACCORDING TO MAP THEREOF NO. 14466, FILED IN THE OFFICE OF COUNTY RECORDER OF SAN DIEGO COUNTY ON OCTOBER 7, 2002, AND CERTIFICATE OF CORRECTION RECORDED OCTOBER 7, 2009 AS DOCUMENT NO. 2009-0558783 OF OFFICIAL RECORDS, IN SAID RECORDER’S OFFICE, WHICH LIES NORTH OF EXECUTIVE DRIVE, BEING MORE PARTICULARLY DESCRIBED IN SECTION 5.3 OF THAT CERTAIN DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS RECORDED JULY 16, 2003 AS INSTRUMENT NO. 2003-0847500 OF OFFICIAL RECORDS.

Assessor’s Parcel Number: 345-250-06-00

END OF LEGAL DESCRIPTION

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated December 15, 2011 (this “Work Letter”) is made and entered       into by and between ARE-SD REGION NO. 33, LLC, a Delaware limited liability company (“Landlord”), and OPTIMER PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease Agreement dated December 15, 2011 (the “Lease”), by and between     Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1.             General Requirements.

(a)           Tenant’s Authorized Representative.  Tenant designates Mitch Che (such individual acting alone, “Tenant’s Representative”) as the only person authorized to act for Tenant pursuant to this Work Letter.  Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative.  Tenant may change Tenant’s Representative or add an additional person who may serve as a Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord.  Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b)           Landlord’s Authorized Representative.  Landlord designates Dan Ryan and Rodney Hunt (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter.  Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative.  Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c)           Architects, Consultants and Contractors.  Landlord and Tenant hereby acknowledge and agree that:  (i) the general contractor and any subcontractors for the Base Building Improvements (as defined below) shall be selected by Landlord, in it is sole discretion, (ii) the general contractor for the Tenant Improvements and any subcontractors and vendors shall be selected and retained by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (iii) Gensler (together with McFarlane Architects) has been retained by Landlord as the architect (the “TI Architect”) for the Tenant Improvements.

Tenant has advised Landlord that Tenant previously retained Serbia Consulting Group to provide consulting services to Tenant.  On the Commencement Date, Landlord shall reimburse Tenant for (i) $38,250 in consulting fees previously paid by Tenant to Serbia Consulting Group, and (ii) $7,500 per month for consulting fees paid by Tenant to Kavanagh Associates from November 2011 until the Commencement Date.  For the avoidance of any doubt and consistent with how the term is used in the Lease, Commencement Date (as used in the preceding sentence) shall mean the earlier of the (i) the date Landlord Delivers the Premises to Tenant; and (ii) the date Landlord could have Delivered the Premises but for Tenant Delays.

2.             Tenant Improvements.

(a)           Definition of Base Building Improvements, Tenant Improvements and Landlord’s Work.  As used herein, the term, “Base Building Improvements” shall mean the improvements to the Building reflected on Annex 1 attached to this Work Letter.  Landlord shall not make material changes to the Base Building Improvements that are inconsistent with the description set forth on Annex 1 without

1

Tenant’s consent which consent shall not be unreasonably withheld, conditioned or delayed.  As used herein, the term “Tenant Improvements” shall mean all improvements to the Building as shown on the TI Construction Drawings, as defined in Section 2(c) below, which shall be required to satisfy the requirements set forth on Annex 2 attached hereto.  As used herein, the term “Landlord’s Work” shall mean collectively the work of constructing the Base Building Improvements and the Tenant Improvements.  Attached hereto as Annex 3 is the proposed schedule for Landlord’s Work.

Attached as Exhibit I to the Lease is a rendering of the planned south elevation of the Building but Landlord reserves the right to modify the finishes subject to Tenant’s approval which shall not be unreasonably withheld, conditioned or delayed provided, however, that Tenant may not withhold its consent to modifications that are reasonably consistent and harmonious with the Project.

Tenant shall be solely responsible for ensuring that the Base Building Improvements and the Tenant Improvements design and specifications for the Premises are consistent with Tenant’s requirements.  Tenant shall be solely responsible for all costs incurred by Landlord to alter the Building as a result of Tenant’s requested changes.  Landlord shall have no obligation to, and shall not, secure any permits, approvals or entitlements related to Tenant’s specific use of the Premises or Tenant’s business operations therein.  Other than its obligation to perform the Tenant Improvements, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

(b)           Tenant’s Space Plans.  Landlord and Tenant will cooperate with the goal of enabling the TI Architect to deliver to Tenant an architectural space plan (the “Space Plans”) detailing Tenant’s requirements for the Tenant Improvements within 5 business days of the date hereof.  Not more than 5 business days thereafter, Tenant shall deliver to Landlord the written objections, questions or comments of Tenant with regard to the Space Plans.  Landlord shall cause the Space Plans to be revised to address such written comments and shall resubmit said drawings to Tenant for approval within 5 business days thereafter.  Such process shall continue until Landlord and Tenant have approved the Space Plans.

Following the approval by the parties of the Space Plans, Landlord shall not make any material changes to the Space Plans and/or TI Construction Drawings without obtaining Tenant’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed.

(c)           Working Drawings.  Not later 8 weeks following the approval of the Space Plans, Landlord shall cause the TI Architect to prepare and deliver to Tenant for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings”), which TI Construction Drawings shall be prepared substantially in accordance with the Space Plans.  Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements.  Tenant shall deliver its written comments on the TI Construction Drawings to Landlord not later than 10 business days after Tenant’s receipt of the same; provided, however, that Tenant may not disapprove any matter that is consistent with the Space Plans without submitting a Change Request.  Landlord and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Tenant how Landlord proposes to respond to such comments.  Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof.  Provided that the design reflected in the TI Construction Drawings is consistent with the Space Plans, Tenant shall approve the TI Construction Drawings submitted by Landlord, unless Tenant submits a Change Request.  Once approved by Tenant, subject to the provisions of Section 4 below, Landlord shall not materially modify the TI Construction Drawings except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below), without Tenant’s approval, which shall not be unreasonably withheld, conditioned or delayed.

(d)           Approval and Completion.  It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved by Landlord and Tenant not later than January 15, 2012, in order for the Tenant Improvements to be Substantially Complete by the Target Commencement Date (as defined in the Lease).  Upon any dispute regarding the design of the Tenant

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Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems.  Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3.             Performance of Tenant Improvements.

(a)           Commencement and Permitting.  Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant.  The cost of obtaining the TI Permit shall be payable from the TI Fund.  Tenant shall assist Landlord in obtaining the TI Permit.  If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that:  (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(b)           Completion of Tenant Improvements.  On or before the Target Commencement Date (subject to Tenant Delays and Force Majeure delays), Landlord shall substantially complete or cause to be substantially completed the Tenant Improvements in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”).  Landlord acknowledges and agrees that issuance of a temporary certificate of occupancy or its equivalent for the Premises and the start-up and commissioning of the mechanical systems and equipment that are part of the Tenant Improvements will be required to achieve Substantial Completion.  Upon Substantial Completion of Tenant Improvements, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704.  For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required (and completed):  (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to the Tenant Improvements; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Tenant Improvements.

(c)           Selection of Materials.  Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole discretion.  As to all building materials and equipment that Landlord is obligated to supply under this Work Letter for the Tenant Improvements, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion if no manufacturer is specified. In those cases where more than one manufacturer is specifically called out on the TI Construction Drawings or if the manufacturer specified is unable to perform, Tenant may select the manufacturer. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter for the Base Building Improvements, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.

(d)           Delivery of the Premises.  When the Tenant Improvements are Substantially Complete, subject to the remaining terms and provisions of this Section 3(d), Tenant shall accept the Premises.  Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of:  (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers), (ii) any non-compliance of Tenant Improvements with

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applicable Legal Requirements, or (iii) any claim that the Tenant Improvements were not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”).  Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter.  Notwithstanding the foregoing, Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall have no further obligation with respect to such Construction Defect other than to cooperate (which may include, if necessary, assigning claims against the applicable contractor to Tenant), at no cost to Landlord, with Tenant should Tenant elect to pursue a claim against such contractor, provided that Tenant shall defend with counsel reasonably acceptable to Landlord, indemnify and hold Landlord harmless from and against any claims arising out of or in connection with any such claim.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises.  If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund.  Landlord shall promptly undertake and complete, or cause to be completed, all punch list items in a good and workmanlike manner.

(e)           Commencement Date Delay.  Except as otherwise provided in the Lease, Delivery of the Premises shall occur when the Tenant Improvements have been Substantially Completed, except to the extent that Substantial Completion of the Tenant Improvements shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i)            Tenant’s Representative was not available for an unreasonable length of time to give or receive any Communication or to take any other action required to be taken by Tenant hereunder;

(ii)           Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii)          Construction of any Change Requests;

(iv)          Tenant’s request for materials, finishes or installations requiring unusually long lead times, provided that within 7 business days of Tenant’s selection, Landlord notifies Tenant that such item requires an unusually long lead time;

(v)           Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi)          Tenant’s delay in providing information critical to the normal progression of the Project.  Tenant shall provide such information as soon as reasonably possible, but in no event longer than one week after receipt of any request for such information from Landlord;

(vii)         Tenant’s delay in making payments to Landlord as required pursuant to the provisions of Section 5 below; or

(viii)        Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the contractor for the Tenant Improvements to certify the date on which the Tenant Improvements would have been substantially completed but for such Tenant Delay and such certified date shall be the date of Delivery.

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4.             Changes.  Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Tenant and Landlord of the Space Plan shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a)           Tenant’s Request For Changes.  If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change.  Such Change Request must be signed by Tenant’s Representative.  Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of:  (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented).  Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request), an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which the Tenant Improvements will be Substantially Complete.  Any such delay in the Substantial Completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b)           Implementation of Changes.  If Tenant approves in writing the cost or savings and the estimated extension in the time for completion of the Landlord’s Work, if any, Landlord shall cause the approved Change to be instituted.  Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5.             Costs.

(a)           Budget For Tenant Improvements.  Before the commencement of construction of the Tenant Improvements, Landlord shall obtain a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements in form and substance agreed upon by the parties (the “Budget”).  The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 1% of the TI Costs for monitoring and inspecting the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d).  Administrative Rent shall include, without limitation, all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with monitoring the construction of the Tenant Improvements and Changes, and shall be payable out of the TI Fund.  If the Budget is greater than the TI Allowance, Tenant shall deposit with Landlord the difference, in cash, prior to the commencement of construction of the Tenant Improvements or Changes, for disbursement by Landlord as described in Section 5(d).

(b)           TI Allowance.  Landlord shall provide to Tenant a tenant improvement allowance (collectively, the “TI Allowance”) as follows:

1.             a “Tenant Improvement Allowance” in the maximum amount of $185.00 per rentable square foot in the Premises which is included in the Base Rent set forth in the Lease; and

2.             an Additional Tenant Improvement Allowance in the maximum amount of $20.00 per rentable square foot in the Premises as provided for in Section 4 of the Lease which shall, to the extent used, result in the TI Rent as set forth in Section 4 of the Lease.

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Before the Commencement Date, Tenant shall notify Landlord how much Additional Tenant Improvement Allowance Tenant has elected to receive from Landlord.  Such election shall be final and binding on Tenant, and may not thereafter be modified without Landlord’s consent, which may be granted or withheld in Landlord’s sole and absolute subjective discretion.  The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.

(c)           Costs Includable in TI Fund.  The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the Space Plan and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”).

(d)           Allocation of TI Costs.  Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the Tenant Improvement Allowance and the portion, if any, of the Additional Tenant Improvement Allowance which Tenant has elected to use.  As used in this Work Letter, “Landlord’s Portion” shall equal the amount of the Tenant Improvement Allowance and the portion, if any, of the Additional Tenant Improvement Allowance which Tenant has elected to use, and “Landlord’s Proportionate Share” shall mean a fraction, the numerator of which shall be the Landlord’s Portion and the denominator of which shall be the anticipated TI Costs (as reasonably determined by Landlord).  If at any time TI Costs under the Budget exceed the Tenant Improvement Allowance and the portion, if any, of the Additional Tenant Improvement Allowance which Tenant has elected to use, the difference shall be referred to herein as “Tenant’s Portion.”  As used in this Work Letter, “Tenant’s Proportionate Share” shall mean a fraction, the numerator of which is Tenant’s Portion and the denominator of which is the anticipated TI Costs (as reasonably determined by Landlord).  Landlord may equitably adjust Landlord’s Proportionate Share and Tenant’s Proportionate Share from time to time based on changes in the anticipated TI Costs and changes in the amount of the Additional Tenant Improvement Allowance elected to be used by Tenant.  After the end of each calendar month beginning with the month in which TI Costs are first incurred, (i) Landlord shall determine the TI Costs incurred for the prior calendar month (and if applicable, for the period prior to Lease execution) (collectively, the “Total Monthly Costs”), (ii) Tenant shall reimburse Landlord within 10 days after Landlord’s written request for Tenant’s Proportionate Share of Total Monthly Costs, and (iii) Landlord shall pay Landlord’s Proportionate Share of Total Monthly Costs.  The Tenant Improvement Allowance and the portion, if any, of the Additional Tenant Improvement Allowance which Tenant has elected to use and Tenant’s Portion are herein referred to together as the “TI Fund.”  If upon completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of Tenant’s Proportionate Share of Total Monthly Costs actually paid by Tenant to Landlord. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the Tenant Improvement Allowance and the portion, if any, of the Additional Tenant Improvement Allowance which Tenant has elected to use.

(e)           Funding Requisition; Reconciliation; Timely Payment.  Landlord shall submit to Tenant monthly during the performance of the Tenant Improvements a report (each, a “Reimbursement Notice”) setting forth in reasonable detail: (i) a computation of the TI Costs incurred during the prior calendar month, including without limitation costs relating to all requested Changes; (ii) the then-current cumulative TI Costs; and (iii) Landlord’s calculation of the parties’ respective responsibilities for payment of such costs for such month (i.e., the estimated amounts of Tenant’s Portion and/or Landlord’s Portion due for such month).  Reimbursement Notices may be sent at the beginning of a calendar month for the prior calendar month.  Upon final completion of the Tenant Improvements (including all punch list items), Landlord shall prepare a final Reimbursement Notice consisting of a reconciliation of the total costs of the

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Tenant Improvements.  Tenant shall pay to Landlord the amount of Tenant’s Proportionate Share of Total Monthly Costs as set forth in each Reimbursement Notice within 10 days of receipt of each Reimbursement Notice.  Such payment by Tenant shall be a condition precedent to Landlord’s obligation to complete the Tenant Improvements.  If Tenant fails to pay Tenant’s Proportionate Share of Total Monthly Costs as set forth in any Reimbursement Notice within such 10-day period, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate after the expiration of 5 business days following the date when due and the right to assess a late charge).  For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease.

6.             Tenant Access.

(a)           Tenant’s Access Rights.  Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) 14 days prior to the estimated Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of the Tenant Improvements, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord.  Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect.  Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of the Tenant Improvements and acceptance thereof by Tenant.

(b)           No Interference.  Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of the Tenant Improvements.

(c)           No Acceptance of Premises.  The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date the Tenant Improvements are Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7.             Miscellaneous.

(a)           Consents.  Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b)           Modification.  No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

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ANNEX 1

Base Building Improvements

Division 1 — General

1.               Base building work to include: new front entry paving at north side lobby, new curtain wall at south elevation and replacement of existing glazing with new single pane glazing on East, North and West elevations (keep existing mullions)  including replacement of existing spandrel glass directly above the floor slab to vision glass (from 0” to 30”).  Structural work for two 2 story atrium; 1) expand existing opening at lobby and 2) create new atrium southeast of lobby and structural work for two new stairwells: 1) accessible stair to main lobby and 2) stair near the center of the building.  Stair work to include finishes on stair treads and new stainless steel and glass handrails on stair only.  Extend patio on south side of the building and various landscape upgrades to the site, including all underground utilities, storm drain system and parking modifications.  Build out of restrooms on each floor including finishes.  Fireproofing for control area and occupancy separations will also be provided, both vertical and horizontal separations, additionally include firesafing at horizontal and insulation at shell walls and underside of roof deck.  One passenger (2,500 lbs) and one service elevator (4,500 lbs) elevator including elevator equipment rooms inclusive of all supporting power and HVAC requirements.  Main electrical room and MPOE room separate from main electrical room.

2.               Landlord shall be responsible for securing all applicable design, engineering, permits and approvals required for the base building work

Division 3 — Concrete

1. Existing slab on grade and concrete over metal decks

Division 9 — Finishes

1.               Landlord is responsible for drywall finishes in the building restrooms, elevators shafts, and exit stairwells.

2.               For new restrooms Landlord shall provide tile or other hard surface product and gypsum board or lay-in acoustical tile ceilings, painted walls and wall base.

3.               Typical building restroom doors shall be 3’ x 9’ stain grade solid core wood in anodized aluminum frames.  Hardware shall be brushed stainless steel, commercial grade with mortise locksets, ball bearing hinges, and closers as required by Code.

4.               Restrooms shall have tile floors and base, painted gypsum board walls and ceilings, toilet partitions, wall mounted fixtures, toilet accessories, stone lavatory counter with mirror, general and accent lighting, HVAC (including ducted air supply and exhaust), fire protection and life safety systems compliant with applicable Codes.  Toilet room fixture counts and construction comply with ADA and other applicable Codes.  All HVAC exhaust systems, power and supports to be included with restrooms.

5.               Elevator machine rooms shall include sealed concrete floors, gypsum board walls, general lighting, fire protection, HVAC, and life safety systems.

6.               Construction of structural stair and structural openings for atrium including skylight at roof

Division 10 — Specialties

1.               Landlord shall provide all restrooms code required signage

2.               Landlord to provide restroom toilet partitions

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3.               Passenger and service elevators to include finished elevator cabs complete with finished doors frames, hardware, hall lanterns, call buttons, fire department connections and placards as required by ADA and applicable Codes.

Division 15 — Mechanical

HVAC

All work shall be in strict conformance with the currently adopted editions of the following codes and standards:

CA Mechanical Code

CA Plumbing Code

CA Building Code

CA Fire Code

Local Fire Department Regulations

National Fire Protection Association

1.               Building envelope shall meet or exceed 2008 Title 24, California Energy Efficiency Standards.

2.               Restrooms to be provided with HVAC ductwork and diffusers to be ran from the tenant supplied rooftop mounted package units

PLUMBING

All work shall be in strict conformance with the following codes and standards:

Uniform Plumbing Code

Uniform Building Code

Uniform Fire Code

Local Fire Department Regulations

National Fire Protection Association

Water and sewer services of adequate size will be provided for the building. Natural gas service of adequate size is available at the existing SDGE riser manifold

1.               Plumbing Fixtures in Restrooms

a.               Water Closets, ADA Compliant: Handicap-height, vitreous china, wall mounted, floor outlet, low-flush toilet with flush valve. 1.28 gpf maximum

b.              Water Closet: Vitreous china, wall mounted, floor outlet, low-flush toilet with flush valve. 1.28 gpf maximum

c.               Urinal, ADA Compliant: Wall hung, vitreous china, low-flush urinal with flushometer. Mount at handicap height. 1/8 gpf maximum

d.              Urinal: Wall hung, vitreous china, low-flush urinal with flushometer. 1/8 gpf maximum

e.               Lavatory: Vitreous china wall hung lavatory with a single temperature-metering faucet

f.                 Faucet:  Infra-red sensor control faucet on 120 v power

g.              Service Sink: Corner model, terrazzo mop service basin with vacuum breaker faucet

h.              Localized instantaneous electric domestic hot water heaters serve lavatories and sinks

i.                  Floor drains are cast iron body floor drains with nickel bronze top, membrane clamp and adjustable collar

j.                  Floor sinks are cast iron body receptor with acid-resistant coated interior, bottom dome strainer, seepage flange and grate

FIRE PROTECTION

All work shall be in strict conformance with the currently adopted editions of the following codes and standards:

NFPA 13 Installation of Sprinkler Systems

NFPA 14 Standpipe Systems

NFPA 70 National Electrical Code

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NFPA 101 Life Safety Code

BOCA Building Code

1.               The entire building is provided with an existing shell fire protection system capable of being modified by the tenant.

Division 16 - Electrical

All work shall be in strict conformance with the currently adopted editions of the following codes and standards:

NFPA 70 National Electrical Code

NFPA 101 Life Safety Code

BOCA Building Codes

IES - Illuminating Engineering Society of North America

1.               Main electrical service and associated transformers, switchgear and meters, and appropriate incoming electrical service to support the final engineered design loads of the building mechanical systems and tenant requirements with a maximum growth of 15% to be provided in existing main SDGE room.

2.               Landlord to provide two (2) 4” conduit from building MPOE to the street for network services path of travel to building

3.               Distribution System —by tenant

4.               Lighting Control - By tenant

5.               Electrical Power

a.     As required for the restrooms

6.     Lighting

a.     As required for the restrooms

7.     Teldata — by tenant

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ANNEX 2
Tenant Improvements Specifications

4755 Nexus Centre – Optimer Tenant Improvement

TENANT IMPROVEMENTS SPECIFICATIONS

Items included:

1.	All TI architectural, MEP, structural, hazardous chemical/fire life safety or other design costs and design related costs such as reimbursable expenses and drawing reproduction.
2.	Project management fees are handled separately and are not included or reimbursed through the TI Allowance
3.	Special inspections
4.	Building permit fees
5.	Waste diversion fees
6.	Hazardous Materials and Business Plan related fees
7.	Environmental, Health and Safety related permit fees
8.	Utility connection and capacity fees
9.	Builders Risk Insurance
10.	All TI construction costs
11.	Furniture
12.	Security – Card access system (but not camera or alarm systems)
13.	IT Cabling (but not IT gear or phone systems)
14.	Audio Visual
15.	Emergency generator, built in autoclave/glasswash equipment, DI water system, built in fume hoods

State and Local Code Compliance

Design and construction shall conform to all Federal, State and Local building codes and ordinances to include but not limited to the most current version of the following documents:

CA Mechanical Code

CA Plumbing Code

CA Building Code

CA Fire Code

Local Fire Department Regulations

National Fire Protection Association

LEED Certification Guidelines for Tenant

Tenant may elect to design their suite improvements to comply with LEED Silver Certification requirements with specific emphasis on the Energy and Water Conservation categories noted below.

ARCHITECTURAL IMPROVEMENTS

Service Yard

Yard for Premises to be located directly east of the building if required

Footprint and height of the site enclosure to be determined upon sizing of emergency generator and will be constructed of CMU walls and an aluminum trellis

Exposed CMU walls to be clad with 4’x4’ Alucabond or equivalent metal panels

Yard to be surrounded by standard curb and gutter and a minimum 2’ wide panting bed with landscaping (approved by landlord), irrigation and drainage

All underground conduit, piping, sleeves and cabling runs from the yard to the building must remain underground until inside the building

Rooftop	Screen to have a minimum 12’ high tube steel framing
Equipment	Cladding to be 4’x4’ Alucabond or equivalent metal panels
Screen	e

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Interior Partitions	Metal stud and drywall partitions per tenant’s floor plan requirements.
3-5/8” studs typical, gauge and spacing as required by code, and Type X, 5/8” drywall Standard Interior Partitions penetrate ceiling grid 6”
Full height partitions to underside of structure at demising locations or where sound/security requirements occur
Fire rated assemblies as required by code, full height, tunnel or shaft wall construction as approved by local building officials
Backing required in any walls where casework, appliances, equipment or fixtures will be mounted Coordinate with structural engineer to determine any specialty requirements for heavy loads.
Smooth drywall finish to Level 4

Insulation	Batt insulation within wall cavity as required for sound control.

Doors, Frames & Hardware	Offices/ General Use Areas
Suite entry door assemblies are 3’ x 9’ or 6’ x 9’ pair, solid core, wood veneer, flush face doors with no added urea-formaldehyde resins.
Interior door assemblies are 3’ x 8’, solid core, wood veneer, flush face doors with no added urea-formaldehyde resins.
Anodized aluminum frames, natural finish, 3’ x 8’ or 6’ x 8’ pr, with integral 24” sidelights at offices and conference rooms.
Lever style, heavy duty, satin aluminum hardware.
Suite entry doors are mortise locksets; interior doors are passage or cylindrical locksets. Include components and ratings as required by code.
Keying to be compatible with Landlord’s master system.

Lab/ Lab Support/ Equipment/ Storage Areas
Door Assemblies are 3’ x 8’ or 3’-6” x 8’ to match offices
Doors stained to match offices and 2’w x 3’h vision lite
Lab offices and shall be 3’ x 8’, 3’-6”x 8’ or 6’ x 8’ custom stained to match office areas with aluminum frames to match offices
Lever style, heavy duty, satin aluminum cylindrical passage lockset hardware
Include components and ratings as required by code
Keying to be compatible with Landlord’s master system

Windows	Frames to match style of door frames in office areas. Storefront or mullion less glass at atrium

Ceiling System	General
Ceiling heights to be minumum 10’-0” unless existing condition or new work prohibits.
All ceilings less than 10’-0” require Landlord review and approval prior to installation of overhead mechanical systems
T-Bar suspension installation per code, utilize BERC clips in lieu of 2” wall angle
Office Areas
Armstrong XL 2’ x 2’, 15/16” exposed T-Grid, white
Armstrong 2’ x 2’ acoustic tile, Dune 1775NF (no added/low formaldehyde) with beveled tegular edge, white
Lab/ Lab support/ equipment/ storage areas
Armstrong XL 2’ x 4’, 15/16” exposed T-grid, white
Armstrong 2’x 4’ Climaplus (No added/ low formaldehyde) with beveled, tegular edge, white

12

Window Covering	MechoShade Systems or Equal roller shades, manual controls, EcoVeil 1350, color #1369 Silver, shade cloth mounted within blind pocket

Cabinetry

Construction Designation APA C-D plugged with exterior glue, 3/4” thick or 3/4” high-pressure particle board with no added urea-formaldehyde containing resins for Break Rooms, Copy/Work Rooms and Conference Rooms. Adhesive compliant with Indoor Air Quality criteria per ASTM D-5116

Plastic laminate finish, countertops and splashes shall be constructed in accordance with WI Manual of Millwork, “Custom” grade

Self-closing hinges with vertical, horizontal and depth adjustment

Adjustable shelf standards, full extension, heavy-duty drawer glides

Lab casework shall be metal Hanson Lab Furniture Inc, Fisher Hamilton, or equivalent or plastic laminate and constructed in accordance with WI Manual of Millwork, “Custom” grade

Self-closing hinges with vertical, horizontal and depth adjustment

Adjustable shelf standards, full extension, heavy-duty drawer glides

Countertops at labs to be TRESPA or equivalent countertops

Floor Covering	Office and Admin Areas

Monterey or Equal, Overview Multi-Level Loop Pattern,

Adhesives: GLP16003 – latex resin based multi-purpose carpet floor adhesive, C16E

GLP91505 – floor preparation primers, C36E, C46E

GLP58266 – latex resin based multi-purpose broadloom carpet adhesive, B-19

GLP60151 – latex based carpet broadloom seam sealer, B-71

4” rubber base with adhesive compliant with Indoor Air Quality criteria per ASTM D-5116

Lab/ Lab Support/ Equipment/ Storage Areas

Vinyl Composition Tile, Armstrong or equivalent, 12” x12” x 1/8”

Adhesive compliant with Indoor Air Quality criteria per ASTM D-5116

4” ” rubber coved base with adhesive compliant with Indoor Air Quality criteria per ASTM D-5116

Vivarium & Glass Wash Epoxy flooring w/ 8” integral coved base

Server Room Static Dissipative tile 24” x 24” Mipolam or VPI, non-grounded

Tissue Culture Resilient sheet flooring with matching welded seams and 6” integral coved base — Medintech or equal

Paint	Shall not exceed the VOC and chemical component limits of Green Seal’s Standard GS-11

Epoxy paint – provide at Vivarium, Glass Wash and Tissue Culture

Restrooms

Floors and wet walls to be finished with porcelain tile (60” AFF on wet walls), vinyl wall covering above tile and on non-wet walls, solid surface countertops with full coverage laminate aprons, stainless steel toilet partitions, stainless steel Boberick accessories, drywall ceilings with recessed can lights and cove lighting above toilets, urinals and mirrors.

Cold Rooms	Wall Panels Withstand live lateral load of 100 lbs point load, 5 psf uniform load

Ceiling Panels Withstand their own weight, dead loads, and live loads of 25 lbs with maximum deflection of 1:180

13

Cooler Rooms Maintain 4 degrees F; plus or minus 2 F degrees

Air Tightness of Assembled Unit Limit air infiltration through assembly to 0.06 cu ft/min/sq ft of wall area, measured at a reference differential pressure across assembly of 1.57 psf as measured in accordance with ASTM E 283

Vapor Seal Interior room atmospheric pressure of 1 inch sp, 72 degrees F, 40 percent RH: No failure

Vapor Tightness Sufficient to eliminate frost accumulation

Insulation Thickness 4 inches

Doors: Overlap type for 34 x 78 inch opening, construction as for walls but with edges closed, 2-1/2 inch thick insulation; flexible gasket containing magnetic strip on four edges; heated gasket thermostatic control with two way air relief valve. Configuration and quantity as shown on drawings

View Windows Sealed insulating glass units in doors

Hardware Cast brass, nylon bearing self closing hinges, roller catch latch and keeper; cylinder lock and inside safety release mechanism

Shelving and Supports Stainless steel construction, open rod construction, free standing style, adjustable supports

Deli Boxes Rear load, deep shelving with front access at each door

Light Fixtures Vapor tight, incandescent with 150 watt lamp, operating toggle switch on exterior wall of room with pilot light, wired in rigid conduit

Cooling System Direct expansion refrigerant, water cooled; remote located condensing unit for all rooms, evaporator, unit cooler, self contained with valves, controls, switches, timers, refrigerant piping, insulated suction lines, and wiring. Size and capacity to maintain environment specified; hot gas defrost; electrically heated trace condensate drain

Cooling Unit Locate remote from cold storage rooms. Pipe coolant to cold rooms

Specialties

Pass Throughs Stainless steel (#3160 with mechanical interlock, view window in doors and exhausted by rooftop fan. Unit shall be seamless and fully welded, shall have installation flange and supplied with support brackets as required

Lockers 4 High x 12” W. plastic laminate lockable units with matching sloped top. Provide on built up 6” pedestal. Interiors shall be white melamine. Supply with number plates

Corner guards Stainless Steel in all lab / lab support areas 3 1/2” x 3 1/2” x 5’

Coat Racks Provide unitized aluminum coat hooks at each locker location

Projector Screens Install motorized projections screens (Daylite or equal) with recessed housing above ceiling and controls to switch

STRUCTURAL

Floor

Care must be taken prior to cutting any portion of the slab to confirm location of structural slab elements.  Cutting, removal, repair and replacement must be done in accordance with structural engineering drawings and instructions

14

Bldg Structure	Replacement of any spray-applied fire protection that is removed or damaged during the course of tenant improvements is required

Roof Structure	A licensed structural engineer design a platform to accommodate any roof top equipment. Equipment on the north side of the roof shall be housed in the existing penthouse or on a platform

FIRE PROTECTION

Fire Sprinkler

Spacing and number of heads shall comply with recommendations of NFPA 13 for type of occupancy.

Ceiling mounted high temperature heads (pendant, natural brass with chrome finish, semi-recessed with matching adjustable metal escutcheon) shall be used in those areas required by code. Provide water curtain as required for the atrium.

Fire Extinguisher	Semi-Recessed, stainless steel fire extinguisher cabinet Dry chemical fire extinguisher bottle: Sentry 5 or equivalent Provide quantity required by code

Fire Alarm

Suite improvements to include all devices required by code and must be connected to the building fire alarm system. All work must be performed by an authorized Notifier representative with a minimum of 10 years experience

PLUMBING – TENANT IMPROVEMENT MINIMUM CRITERIA

All work shall be in strict conformance with the following codes & standards

CA Plumbing Code

CA Building Code

CA Fire Code

Local Fire Department Regulations

National Fire Protection Association

All other Authorities Having Jurisdiction

1.             All water fixtures used in general office space including restrooms but not including Process Fixtures, shall exceed the minimum rating by 30% specified in the Energy Policy Act of 1992, in accordance with LEED calculations

2.             Adhesives shall comply: VOC content shall be less than the current VOC content limits of SCAQMD Rule #1168, AND all sealants used as fillers must meet to exceed the requirements of the South Coast Air Quality Management District Regulation 8, Rule 51

Principal Systems to be Included in the Design

1.	Sanitary sewer drain, waste & vent - all spaces above ground level drain by gravity to the public sewer.
2.	Compressed Gases (( CA, N2, CO2 )
3.	House Vacuum System
4.	Water Systems ( ICW, IHW, DCW, DHW, DI ). Water usage shall be submetered and measured for bill back purposes to the tenant
5.	Liquid Nitrogen System
6.	Localized instantaneous electric domestic hot water heaters serve lavatories and sinks in the tenant suites
7.	Condensate drain piping runs from the HVAC units to the nearest indirect waste receptor (max. 60” AFF.) or to a Janitor’s Sink
8.	All drain piping from HVAC equipment and plumbing equipment runs to the nearest indirect waste receptor or Janitor Sink

15

Materials	Soil, Waste and Vent above Ground: Service-weight, no-hub cast-iron pipe and fittings
Soil, Waste and Vent Below Ground and to 5’-0” Outside of Building: Service-weight, cast-iron hub & spigot pipe and fittings
Industrial Waste and Vent piping above ground to be plenum rated polypropylene DWV Industrial Waste and Vent piping below ground to be polypropylene DWV.

Industrial Waste piping to route to a sample port just prior to connection to sanitary system

Water and Condensate Drain Piping Above Ground: Type “L” hard-drawn copper type, ASTM B88, and wrought copper fittings, ANSI B1 6.22. All hot water supply piping shall be insulated with 1-inch thick fiberglass insulation for sizes up to 2-1/2 inch size, 1-1/2 inch thick above 2-inch size piping. Condensate drain piping above ceilings to be insulated

Water Piping Below Ground 4-inches and smaller: Type ”K” hard-drawn copper tubing, ASTM B88, and wrought copper fittings ANSI B 16.22, silver brazed joints
Natural Gas Piping: Buried piping to be Polyethylene per ASTM D2513; above grade to be Schedule 40 black steelper ASTM D2513
Indirect Drains: Type “M” copper fittings, ANSI B 16.22, solder joint type. Insulate with Manville Micro-Lok 650AP
Specialty gas piping shall be type L copper, silver brazed
Deionized Water: Schedule 40 polypropylene with socket fused joints
Liquid Nitrogen: Vacuum insulated stainless steel tubing

Adhesives shall comply: VOC content shall be less than the current VOC content limits of SCAQMD Rule ealants used as fillers must meet or exceed the requirements of the South Coast Air Quality Management District Regulation 8, Rule 51

Plumbing Fixtures	Water Closets, ADA Compliant: Handicap-height, vitreous china, wall mounted, floor outlet, low-
flush toilet with flush valve

Water Closet: Vitreous china, wall mounted, floor outlet, low-flush toilet with flush valve Urinal, ADA Compliant: Wall hung, vitreous china, low-flush urinal with flushometer. Mount at handicap height

Urinal: Wall hung, vitreous china, low-flush urinal with flushometer
Lavatory: Vitreous china wall hung lavatory with a single temperature-metering faucet Faucet: Infra-red sensor control faucet on 120 v power
Lab sink: 25 in. x 22 in. x 12 in. deep stainless steel sink.
Scullery sink: Double compartment stainless steel sink with 14 in. deep basin
Service Sink: Corner model, terrazzo mop service basin with vacuum breaker faucet. Emergency Shower/Eyewash: Water Saver Faucet Co. Model SSBF2150 or equivalent
Electric Water Cooler: Barrier-free, wall hung water cooler with push bar control and equipped for handicap usage

All water fixtures used in general office space including restrooms but not including Process Fixtures, shall exceed the minimum rating by 30% specified in the Energy Policy Act of 1992, in accordance with LEED calculations

Drains	Floor Drains: Cast iron body floor drains with nickel bronze top, membrane clamp and adjustable collar
Floor Sinks: Cast iron body receptor with acid-resistant coated interior, bottom dome strainer, seepage flange and grate

Break rooms shall have either double compartment 18 gauge stainless steel sinks. Minimum acceptable building standard sinks and accessories:

	Double Compartment Sink:	Just Model #DL-2133-A-GR
	Drain:	Just Model #J-35FS
	Faucet:	Just #J-900 single handle 8” center
	Garbage Disposer:	In-Sink-Erator #444 0.75HP @ 12011/60
Provide air gap fitting for dishwasher, if installed.

16

HVAC — TENANT IMPROVEMENT MINIMUM CRITERIA

All work shall be in strict conformance with the following codes and standards

CA Mechanical Code

CA Plumbing Code

CA Building Code

CA Fire Code

Local Fire Department Regulations

National Fire Protection Association

All other Authorities Having Jurisdiction

Principal Systems to be Included in Design

1.	Summer-Winter air conditioning for all occupied areas, including corridors
2.	Toilet exhaust systems for all restrooms and janitor rooms per code
3.	Building controls to be Johnson Metasys DDC System

Office Areas	These areas to be fed by multiple rooftop packaged heat pump constant volume units with stand alone wall mounted programmable thermostats

Lab Areas

These areas to be fed by a roof mounted variable volume 100% OSA packaged unit equivalent to an Aaon RN model with moisture eliminators and 95% efficient filtration. Temperature control by hot water reheat zones served by a roof mounted hot water heating boiler equipped with a backup HW pump. Exhaust fans to be utility type roof mounted. Controls to be a DDC BMS system

Telephone/IT Room	Dedicated 24/7 independent split system units with the fan coil units mounted above the ceiling space and the condensing unit located on the roof and connected to emergency power.

Environmental Design	The following criteria will be used for sizing the heating and cooling systems:
Conditions

Outdoor Ambient Design Conditions:
	Summer:	91∞F dB, 72∞F mwB, 13∞F dB outdoor daily range
	Winter:	38∞F dB

	Indoor Conditions for Air Conditioned Area: Offices, Labs	72∞F dB ± 3∞F dB, No Humidity Control

	Electrical, Telecom, Storage	Typical of office space unless equipment requires a more specifically controlled environment

Ventilation Air Requirements

Outdoor air for ventilation on this project exceeds the requirements of the American Society of Heating Ventilating and Air Conditioning Engineers (ASHRAE) Standard 62-1989, Ventilation for Acceptable Indoor Air Quality. On average approximately 0.2 cfm per square foot should be provided for all office environments.

17

For laboratory areas provide 100% outside air. The following minimum air change requirements are recommended:

	1.	Biology Areas	8 AC/ Hr
	2.	Chemistry Areas	12 AC/Hr
	3.	Chemical Storage	15 AC/Hr
	4.	Wash Areas	15 AC/Hr
	5.	BL-3 Areas	15 AC/Hr

Energy Use & Conservation	The Energy Efficiency Standard, Title 24, to be used to set the minimum performance requirements of this installation.

Ceiling Registers & Diffusers

Ceiling diffusers with perforated face with frame style compatible with the type of ceiling used. Surface mounted diffusers require gaskets to prevent leakage. Diffuser faceplate to have concealed hinges and latches. Faceplates to be easily removable from the frame.

Supply diffusers, Titus-PMC perforated modular face-size 24” X 24” for lay-in ceiling tile. Linear diffusers for all hard lid areas.

These manufacturers are considered equal, providing corresponding models meet specified requirements. Equivalent substituted equipment to be submitted for the Designer’s review during bid of major equipment.

	Air Filters		AAF, Air Guard
	Diffusers, Registers, Grilles		Titus, EH Price, Krueger

Duct Work

Supply ducts, return ducts, and exhaust ducts plenum chambers, housing, and panels fabricated from zinc-coated (galvanized) steel sheets conforming to the latest ASTM Specs A-525. Zinc-coating to be of the “Commercial” class

Exhaust duct from fume hoods shall be PVC coated galvanized.

Exhaust duct from Glasswash area shall be 304 stainless steel back to main exhaust duct.

Ductwork shall be installed in strict accordance with the latest SMACNA guidelines and shall also adhere to the latest State and Federal seismic requirements.

Install flexible ducts in a fully extended condition free of sags and kinks, using minimum length required for connection. Flexible duct suspended on 36” centers with a min 3/4” wide flat banding material where horizontal support is required. Joints and connections to be made in accordance with Underwriters Laboratories, Inc. Connect to rigid sheet metal with min 1/2” wide collar positively clamped and secured with screws or other approved fastening.

Toilet Exhaust Ventilation	Exhausted all restrooms and janitor rooms with a min of 12 air changes per hour.

Miscellaneous Exhaust/ Ventilation Systems	The following exhaust system have been installed as part of the shell design, it is assumed that outside ambient air shall provide makeup air to the exhausted area:
Elevator Machinery Rooms (if required)
Main SDGE Room
Restrooms per floor

Controls

Tenant to provide new Electronic DDC building automation system. The system operates the HVAC system and controls occupied and non-occupied temperature and ventilation schedules. The system includes monitoring, alarm and by-pass functions for efficient energy management The DDC System is programmed to log tenant utilities usage

18

Electronic digital control to be provided at the tenant zone level; controls shall be coordinated with the shell building system. Purchase and installation of all DDC Controls and utility monitoring devices within the tenant space are part of Tenant Improvement scope of work

ELECTRICAL – TENANT IMPROVEMENT MINIMUM CRITERIA

All work shall be in strict conformance with the following codes and standards

NFPA 70 National Electrical Code

NFPA 101 Life Safety Code

BOCA Building Codes

IES - Illuminating Engineering Society of North America

a. Distribution The building distribution is to be provided by tenant

All conductors for new switchgear to be installed as new

New HVAC equipment to be fed from the first floor distribution switchgear. New external starters for HVAC equipment. New Neva 3R combination starters will be added to the roof equipment feeding the first and second floor

Panelboards and distribution boards shall be located at the satellite electrical rooms to feed the office/lab and support areas.

All new transformers are energy efficient Energy Star type Tenant to provide 208V branch circuit panelboards within the tenant space

Distribution	Panelboards
Equipment	All Panelboards to be new, all TI panels to be surface mounted and stacked if necessary, inside the dedicated electrical rooms.
Panelboards for lighting to be 480Y/277V 3φ 4W to be series rated for fault current. All Electrical panels are to be located in electrical equipment rooms.

Panelboards for power and control power shall be 208Y/120V 3φ 4W with minimum fault current ratings of 10,000 AIC located in electrical equipment rooms. Panelboards served through transformers shall have integral main over current protection, sized as indicated on the drawings.

All panelboards have bolt-on circuit breakers, 42-pole space, bus ratings (as indicated on the panel schedules) and are either surface or flush mounted (as indicated on the panel schedules). All panels located in electrical rooms to be stacked or switchboard mounted to minimize space used by the panels

Panelboards with an isolated ground bus are required as noted.  All 208Y/120V 3φ 4W panelboards shall be provided with 100% rated neutral bus; panelboards for IT room UPS equipment to be 200% rated neutral bus with an isolated ground bus.

Feeders

Feeders shall be copper conductors (Type THHN or THW) routed in electro metallic tubing (EMT), polyvinylchloride (PVC) conduit, or rigid galvanized steel (RGS) conduit. EMT shall be used in all indoor, concealed locations where the feeder is protected from damage or weather. RGS conduit shall be used in exterior applications or where the conduit may be exposed to physical damage. PVC shall be used for all below-grade applications.

Feeders shall be sized according to the singleline diagram in the construction documents. Feeders shall be rack-mounted in accessible ceiling spaces or routed below grade under the slab.

19

Emergency Power System

Emergency power systems are provided and maintained by Tenant. At Landlord’s discretion it is Tenant’s sole responsibility to remove all items related to this system upon vacating the premises.

Tenant generators shall meet the following requirements:

•                  Generator tanks are sub-base mounted and provided as a complete package without grade or in-grade fuel tank

•                  Generator is provided in a weather rated Nema 3R enclosure and be UL2200 compliant

•                  Generators to be standard sound attenuated enclosures rated to reduce noise to 75 db at 23’ from enclosure

Branch Circuitry

1. Conduit and Wire

a.               Branch circuits for all power circuits serving furniture partition systems, office power, convenience outlets, control power, etc. to be nominally sized as 120V 20A.

b.              Branch circuits for lighting circuits to be either 277V 20A unless specifically indicated otherwise (undercabinet lighting is connected to 120V 20A circuits).

c.               All area branch circuit conductors to be copper and routed in metal conduit.

d.              Branch circuiting to individual offices shall be (3)#12AWG (two ‘hot’ and one neutral) plus (1) #12 green ground wire forming a two dedicated 120V 20A 3- wire circuits to feed a maximum of four offices.

e.               Each office to include (2) duplex receptacles, and (1) ring and string devices per 130 SF office Quantity to be adjusted per square footage room size.

f.                 Systems furniture feeds to be provided as (4) circuit (8) wire systems with three normal circuits and one isolated ground circuit.

g.              Branch circuits may be increased in size for specific loads or as necessary to prevent excessive voltage drop on longer circuits.

h.              MC cable to be provided as for concealed office well wring and concealed lighting only. All homeruns to be provided in EMT conduit.

2. Electrical Devices

a.               Electrical devices inducing (receptacles and switches) shall be rated according to the load served.

b.              Electrical devices shall be Decora type, white in color with white thermoplastic cover plates.

c.               Cover plates for receptacles and junction boxes shall be labeled indicating the circuit and panelboard from which device is fed.

d.              All floor furniture feeds shall be flush type, and flush type to be provided at conference rooms. Floor devices must be 2 hr rated at second floor locations

3. Lighting Systems

a.               Fixtures shall be suitable for the application including the ability to provide egress illumination where required. Egress light shall be wired and remain on a night lights.

b.              Fixtures shall meet U.L.requirements and selection and placement of fixtures shall comply with ADA requirements.

c.               All lighting fixtures shall operate at 277 V unless specifically noted otherwise.

d.              Lab areas to consist of direct/indirect linear pendant style fixtures. Office area to

20

consist of direct/indirect linear pendant style fixtures or recessed direct/indirect light fixtures type: Focal Point Skylite 2’x4’, FBX-24-B Perforated Shield, White, lamping and voltage to be confirmed. Landlord reserves the right to determine use and location of either style of fixture.

e.               Exit Lights — Lithonia LRP, Green on clear, 120/277, EL N.

4. Lighting Control Systems

a.               Lighting control must comply with Title 24 requirements (including over-ride control for automatically shutting the lights off at prescribed periods of time and the ability to over-ride the lighting control for up to two hours of use).

b.              Lighting control equipment shall include a programmable lighting control panel, relay panels (quantity as necessary), over-ride switches (distributed throughout the space), and interconnecting conductors.

c.               Control zones to include perimeter areas for daylit spaces, skylit areas, and interior areas under 5,000SF.

d.              Lighting over-ride switches to be located in corridors and similar areas to allow ease of access.

e.               Each room shall be controlled by dual-level switching for local control.

f.                 Each private enclosed office to be provided with wall mounted dual-level switching and a ceiling mounted override motion sensor. Manufacturer: Hubbell or equal.

5. Mechanical Equipment

a.               Power provided from the 480 V or 208 Y/120 V system for line voltage to mechanical equipment.

b.              Control power wiring (other than 120 V as indicated on Mechanical control wiring diagrams) by the mechanical contractor.

c.               Smoke detectors, time clocks, relays, contactors, etc. by the mechanical contractor.

d.              Motor starters and disconnect switches by the electrical contractor according to the control wiring diagrams provided by mechanical contractor.

6. Telephone/Data Room and Low Voltage Wiring

a.               The existing MPOE area on the first floor shall be used, and tenant shall build out new server rooms and IDF rooms as required

21

ANNEX 3

Schedule for Landlord’s Work

Optimer TI
4755 Nexus
San Diego, CA

ID	Task Name	Duration	Start	Finish
1	Notice to Proceed for TI	0 days	Tue 11/1/11	Tue 11/1/11
2	**Design and Permitting**	**488 days**	**Tue 9/14/10**	**Wed 8/1/12**
3	**Shell Modifications**	**89.5 days**	**Tue 11/1/11**	**Fri 3/9/12**
4	Grading Package	2 wks	Fri 11/11/11	Mon 11/28/11
5	Grading Permit	12.5 wks	Tue 11/29/11	Mon 2/27/12
6	Conceptual Design	2.9 wks	Tue 11/1/11	Mon 11/21/11
7	Design Development	5 wks	Mon 11/21/11	Thu 12/29/11
8	Construction Documents	9 wks	Thu 12/29/11	Fri 3/2/12
9	Building Permit	6 wks	Fri 1/27/12	Fri 3/9/12
10	**Tenant Improvement**	**105 days**	**Tue 11/15/11**	**Fri 4/13/12**
11	Conceptual Design/Optimer Space Plan Sign Off	3.4 wks	Tue 11/15/11	Fri 12/9/11
12	Schematic Design	2 wks	Mon 12/12/11	Fri 12/23/11

1st Half 2nd Hal 1st Half 2nd Hal 1st Half 2nd Hal 1st Half
Notice to Proceed for TI
11/1 11/1
Design and Permitting
9/14 8/1
Shell Modifications
11/1 3/9
Grading Package
11/11 11/28
Grading Permit
11/29 2/27
Conceptual Design
11/1 11/21
Design Development
11/21 12/29
Construction Documents
12/29 3/2
Building Permit
1/27 3/9
Tenant Improvement
11/15 4/13
Conceptual Design/Optimer Space Plan Sign Off
11/15 12/9
Schematic Design
12/12 12/23

Project: Optimer TI Schedule 10-21-20
Date: Tue 11/29/11

Task	Rolled Up Task	External Tasks
Progress	Rolled Up Milestone	Project Summary
Milestone	Rolled Up Progress	Group By Summary
Summary	Split	Deadline

Page 1

22

Optimer TI
4755 Nexus
San Diego, CA

ID		Task Name	Duration	Start	Finish
13		Design Development	4 wks	Thu 12/22/11	Fri 1/20/12
14		Permit Package	6 wks	Mon 1/23/12	Fri 3/2/12
15		Construction Document Completion	3 wks	Mon 3/5/12	Fri 3/23/12
16		Building Permit	6 wks	Mon 3/5/12	Fri 4/13/12
17		Procurement/Submittals/Coordination	8 wks	Mon 3/5/12	Fri 4/27/12
18		**Construction**	**488 days**	**Tue 9/14/10**	**Wed 8/1/12**
19		Site Modifications	12 wks	Tue 9/14/10	Mon 12/6/10
20		Shell Modifications to Interior	8 wks	Fri 3/2/12	Fri 4/27/12
21		Shell Modifications to Exterior	18 wks	Fri 3/9/12	Fri 6/29/12
22		Tenant Improvements	18 wks	Thu 3/29/12	Wed 8/1/12
23		Substantial Completion/Occupancy	0 days	Wed 8/1/12	Wed 8/1/12

1st Half
2nd Half
1st Half
2nd Half
1st Half
2nd Half
1st Half
Design Development
12/22 1/20
Permit Package
1/23 3/2
Construction Document Completion
3/5 3/23
Building Permit
3/5 4/13
Procurement/Submittals/Coordination
3/5 4/27
Construction
9/14 8/1
Site Modifications
9/14 12/6
Shell Modifications to Interior
3/2 4/27
Shell Modifications to Exterior
3/9 6/29
Tenant Improvements
3/29 8/1
Substantial Completion/Occupa
8/1 8/1

Project: Optimer TI Schedule 10-21-20
Date: Tue 11/29/11

Task	Rolled Up Task	External Tasks	
Progress	Rolled Up Milestone	Project Summary	
Milestone	Rolled Up Progress	Group By Summary	
Summary	Split	Deadline	

Page 2

23

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made this            day of                             ,         , between ARE-SD REGION NO. 33, LLC, a Delaware limited liability company (“Landlord”) and OPTIMER PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and is attached to and made a part of the Lease dated                             ,            (the “Lease”), by and between Landlord and Tenant.  Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that:

•                  The Commencement Date of the Base Term of the Lease is                             ,         ;

•                  The termination date of the Base Term of the Lease shall be midnight on                             ,           ;

•                  The Early Termination Date is                             ,         ; and

•                  The date that the Termination Notice is due is                     .

In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

OPTIMER PHARMACEUTICALS, INC.,
a Delaware corporation

By:
Its:

LANDLORD:

ARE-SD REGION NO. 33, LLC,
a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership,
as Managing Member

By:	ARE-QRS CORP.,
a Maryland corporation,
as General Partner

By:
Its:

1

EXHIBIT E TO LEASE

Rules and Regulations

1.             The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2.             Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.             Except for animals assisting the disabled, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.             Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.             If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted.  Any such installation or connection shall be made at Tenant’s expense.

6.             Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating or  lighting is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.             Parking any type of recreational vehicles, other than those which fit in a normal size parking space, is specifically prohibited on or about the Project.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.             Tenant shall maintain the Premises free from rodents, insects and other pests.

9.             Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.           Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness.  Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.           Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.           Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

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13.           All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.           No auction, public or private, will be permitted on the Premises or the Project.

15.           No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.           The Premises shall not be used for lodging, sleeping or cooking (other than microwave cooking) or for any immoral or illegal purposes or for any purpose other than that specified in the Lease.  No gaming devices shall be operated in the Premises.

17.           Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

18.           Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

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EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

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EXHIBIT G TO LEASE

STORAGE LOCATION

*The highlighted parking spaces on this site plan will be available exclusively for Tenant and its visitors as part of the terms of this Lease.

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EXHIBIT H TO LEASE

ADJACENT LAND

PARCEL MAP NO. 20044

PROCEDURE OF SURVEY
SHEET 2 OF 3 SHEETS
BASIS OF BEARINGS:
NOTE:
1. TOTAL AREA OF MAP IS 9.574 ACRES.
2. TOTAL NUMBER OF PARCELS = 3.
LEGEND:
EASEMENTS:
NAD-TIE DETAIL:
CONVERGENCE ANGLE:
GRAPHIC SCALE: 1"= 100'
VICINITY MAP:
NO SCALE
SITE
SAN DIEGO
COUNTY OF SAN DIEGO
4755 Nexus
Centre Drive
45,255 SF
2.02 Acres
4757 Nexus
Centre Drive
67,050 SF
2.72 Acres
4767 Nexus
Centre Drive
65,280 SF
3.79 Acres
Vacant Land
48,920 SF of
Entitlements
2.12 Acres
EXECUTIVE DRIVE
JUDICIAL DRIVE
LA JOLLA VILLAGE DRIVE
INTERSTATE
805
LA JOLLA COMMONS
MAP NO. 14486
LOT 5
LOT 4
LOT 2
LOT 1
RECORD
PARCEL MAP NO. 18033
POR. E 1/2
SE 1/4 NE 1/4
POR. W 1/2
SE 1/4 NE 1/4
PUEBLO LOT 1307
M.M. 36
SITE
ALTA LAND SURVEYING, INC.

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EXHIBIT I TO LEASE

RENDERING

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